EX-4.1
                                    INDENTURE


                            dated as of May 30, 2000


                                     between


                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.


                                       and


                            THE CHASE MANHATTAN BANK
                                     Trustee




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                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..............1

     SECTION 1.1   Definitions; Construction...................................1
     SECTION 1.2   Compliance Certificates and Opinions.......................20
     SECTION 1.3   Form of Documents Delivered to Trustee.....................21
     SECTION 1.4   Acts of Holders............................................21
     SECTION 1.5   Notices, etc. to Trustee or the Issuer.....................23
     SECTION 1.6   Notices to Holders; Waiver.................................23
     SECTION 1.7   Conflict with Trust Indenture Act..........................23
     SECTION 1.8   Execution in Counterparts..................................24
     SECTION 1.9   Effect of Headings and Table of Contents...................24
     SECTION 1.10  Successors and Assigns.....................................24
     SECTION 1.11  Severability Clause........................................24
     SECTION 1.12  Benefits of Indenture......................................24
     SECTION 1.13  GOVERNING LAW..............................................24
     SECTION 1.14  Legal Holidays.............................................25

ARTICLE 2 THE NOTES...........................................................25

     SECTION 2.1   Amount; Issuable in Series.................................25
     SECTION 2.2   Execution, Authentication, Delivery and Dating.............27
     SECTION 2.3   Temporary Notes............................................27
     SECTION 2.4   Registration, Registration of Transfer and Exchange........28
     SECTION 2.5   Mutilated, Destroyed, Lost and Stolen Notes................30
     SECTION 2.6   Payments; Interest and Principal Rights Preserved..........31
     SECTION 2.7   Persons Deemed Owners......................................32
     SECTION 2.8   Cancellation; Purchase by the Issuer.......................33
     SECTION 2.9   Computation of Interest....................................33
     SECTION 2.10  CUSIP Numbers..............................................33
     SECTION 2.11  Source of Payments Limited; Rights and Liabilities
                      of the Issuer...........................................33
     SECTION 2.12  Allocation of Principal and Interest.......................33
     SECTION 2.13  Parity of Notes; Ranking...................................34
     SECTION 2.14  Book Entry.................................................34

ARTICLE 3 REDEMPTION OF NOTES.................................................34

     SECTION 3.1   Applicability of Article...................................34
     SECTION 3.2   Mandatory Redemption of Notes..............................34
     SECTION 3.3   Redemption at the Issuer's Option..........................35
     SECTION 3.4   Delivery of Notices and Certificates.......................35
     SECTION 3.5   Deposit of Redemption Price................................36
     SECTION 3.6   Redemption of and Payment on Notes.........................36


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     SECTION 3.7   Notes Redeemed in Part.....................................36
     SECTION 3.8   Cancellation of Notes......................................37

ARTICLE 4 CONCERNING THE TRUSTEE..............................................37

     SECTION 4.1   Duties and Responsibilities of Trustee; During Default;
                      Prior to Default........................................37
     SECTION 4.2   Certain Rights and Duties of Trustee.......................38
     SECTION 4.3   Trustee Not Responsible for Recitals, Etc..................40
     SECTION 4.4   Trustee and Others May Hold Notes..........................40
     SECTION 4.5   Monies Held by Trustee or Paying Agent.....................40
     SECTION 4.6   Compensation of Trustee and Its Lien.......................41
     SECTION 4.7   Right of Trustee to Rely on Officer's Certificates
                      and Opinions of Counsel.................................41
     SECTION 4.8   Persons Eligible for Appointment as Trustee................41
     SECTION 4.9   Conflicting Interests; Resignation and Removal
                      of Trustee; Appointment of Successor....................42
     SECTION 4.10  Acceptance of Appointment by Successor Trustee.............43
     SECTION 4.11  Merger, Conversion or Consolidation of Trustee.............44
     SECTION 4.12  Preferential Collection of Claims Against Issuer...........44
     SECTION 4.13  Maintenance of Offices and Agencies........................44
     SECTION 4.14  Trustee Risk...............................................47
     SECTION 4.15  Rights of Authorized Agents................................47

ARTICLE 5 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER....................48

     SECTION 5.1   Issuer to Furnish Trustee Names and Addresses of Holders...47
     SECTION 5.2   Preservation of Information; Communications to Holders.....47
     SECTION 5.3   Reports by Trustee.........................................48
     SECTION 5.4   Reports by Issuer..........................................48

ARTICLE 6 COVENANTS; DEFAULTS, REMEDIES.......................................48

     SECTION 6.1   Affirmative Covenants of the Issuer........................48
     SECTION 6.2   Negative Covenants of the Issuer...........................52
     SECTION 6.3   Events of Default..........................................57
     SECTION 6.4   Collection of Indebtedness by Trustee; Trustee
                      May Prove Debt..........................................60
     SECTION 6.5   Application of Proceeds....................................61
     SECTION 6.6   Suits for Enforcement......................................61
     SECTION 6.7   Restoration of Rights on Abandonment of Proceedings........62
     SECTION 6.8   Limitations on Suits by Holders............................62
     SECTION 6.9   Powers and Remedies Cumulative; Delay or Omission Not
                      Waiver of Default.......................................62
     SECTION 6.10  Control by Holders.........................................63
     SECTION 6.11  Actions of the Holders.....................................63

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     SECTION 6.12  Unconditional Right of Holders to Receive Principal,
                      Premium and Interest....................................64
     SECTION 6.13  Undertaking for Costs......................................64
     SECTION 6.14  Payments after a Default...................................65
     SECTION 6.15  Trustee May File Proofs of Claim...........................65

ARTICLE 7 CONCERNING THE HOLDERS..............................................65

     SECTION 7.1   Evidence of Action Taken by Holders........................65
     SECTION 7.2   Proof of Execution of Instruments and of
                      Holding of Notes........................................66
     SECTION 7.3   Notes Owned by Issuer Deemed Not Outstanding...............67
     SECTION 7.4   Right of Revocation of Action Taken........................67

ARTICLE 8 HOLDERS' MEETINGS...................................................67

     SECTION 8.1   Purposes for Which Holders' Meetings May Be Called.........67
     SECTION 8.2   Call of Meetings by Trustee................................68
     SECTION 8.3   Issuer and Holders May Call Meeting........................68
     SECTION 8.4   Persons Entitled to Vote at Meeting........................68
     SECTION 8.5   Determination of Voting Rights; Conduct and
                      Adjournment of Meeting..................................68
     SECTION 8.6   Counting Votes and Recording Action of Meeting.............69

ARTICLE 9 SUPPLEMENTAL INDENTURES.............................................70

     SECTION 9.1   Supplemental Indentures Without Consent of Holders.........70
     SECTION 9.2   Supplemental Indenture with Consent of Holders.............71
     SECTION 9.3   Execution of Supplemental Indentures.......................72
     SECTION 9.4   Effect of Supplemental Indentures..........................72
     SECTION 9.5   Reference in Notes to Supplemental Indentures..............72
     SECTION 9.6   Conformity with Trust Indenture Act........................73

ARTICLE 10 SATISFACTION AND DISCHARGE.........................................73

     SECTION 10.1   Defeasance of Notes.......................................73
     SECTION 10.2   Covenant Defeasance.......................................74
     SECTION 10.3   Satisfaction and Discharge of the Indenture...............75
     SECTION 10.4   Application of Trust Money................................76
     SECTION 10.5   Return of Moneys Held by Trustee and Paying Agent
                      Unclaimed for One Year..................................76

     EXHIBIT A      Subordination Provisions

     SCHEDULE 1.1   Investments



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    Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture
Act Section                                                    Indenture Section

ss.310(a)(1)...................................................   4.8
      (a)(2)...................................................   4.8
      (a)(3)...................................................   Not Applicable
      (a)(4)...................................................   Not Applicable
      (a)(5)...................................................   4.8
      (b)......................................................   4.9

ss.311(a)......................................................   4.12
      (b)......................................................   4.12

ss.312(a)......................................................   5.1; 5.2
      (b)......................................................   5.2
      (c)......................................................   5.2

ss.313(a)......................................................   5.3
      (b)......................................................   5.3
      (c)......................................................   5.3
      (d)......................................................   5.3

ss.314(a)......................................................   5.4
      (a)(4)...................................................   1.1; 6.1(i)
      (b)......................................................   6.1(i)
      (c)(1)...................................................   1.2
      (c)(2)...................................................   1.2
      (c)(3)...................................................   Not Applicable
      (d)......................................................   Not Applicable
      (e)......................................................   1.2

ss.315(a)......................................................   4.1
      (b)......................................................   6.3
      (c)......................................................   4.1
      (d)......................................................   4.1
      (e)......................................................   6.15

ss.316(a) (last sentence)......................................   1.1
      (a)(1)(A)................................................   6.11
      (a)(1)(B)................................................   6.12
      (a)(2)...................................................   Not Applicable
      (b)......................................................   6.14
      (c)......................................................   1.4

ss.317(a)(1)...................................................   6.4; 6.6
      (a)(2)...................................................   6.17
      (b)......................................................   4.5

ss.318(a)......................................................   1.7

----------------------
Note: This reconciliation and tie shall not for any purpose be deemed to be a part of the Indenture.

         INDENTURE, dated as of May 30, 2000 between IROQUOIS GAS TRANSMISSION SYSTEM, L.P. (together with its successors and assigns, the "Issuer"), and The Chase Manhattan Bank, a New York banking corporation (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Issuer is a limited partnership formed and existing under the laws of the State of Delaware to construct, own, and operate the Pipeline (this and other defined terms being defined in Article 1 hereof) and, in connection therewith, to enter into the Senior Debt Agreements and the Primary Agreements;

         WHEREAS, the Issuer has duly authorized the creation of an issue of its debt securities (the "Notes") to be issued in one or more series up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

         WHEREAS, all acts necessary (i) to make this Indenture a valid and binding agreement in accordance with its terms and (ii) to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, valid and binding obligations of the Issuer, have been done, and the Issuer has duly authorized the execution and delivery of this Indenture to provide for the authentication and delivery of the Notes by the Trustee;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and of the covenants contained herein and in consideration of the purchase of the Notes by the Holders, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE 1

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 1.1 Definitions; Construction.

         (a) The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture, any Management Committee Resolution and Officer's Certificate, and of any Series Supplemental Indenture shall have the respective meanings specified in this Section and include the plural as well as the singular. All other terms used in this Indenture which are defined in the Trust Indenture Act, or which are by reference in the Trust Indenture Act defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this instrument.

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         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as hereinafter defined);

         (c) all references in this Indenture to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture.

         (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (e) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction Agreements (as hereinafter defined); and

         (f) any reference to any Person (as hereinafter defined) shall include its permitted successors and assigns, and in the case of any Government Instrumentality (as hereinafter defined), any Person succeeding to its functions and capacities.

         "Act" shall have the meaning ascribed thereto in Section 1.4(a).

         "Action" shall have the meaning ascribed thereto in Section 6.11(a).

         "Additional Senior Indebtedness" means Indebtedness of the Issuer for borrowed money Incurred after the Initial Closing Date and ranking pari passu in right of payment with all other Senior Debt.

         "Affiliate" of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 10% or more of the equity interest in the Person specified or 10% or more of any class of voting securities of the Person specified.

         "Affiliate Subordinated Debt" means unsecured Indebtedness of the Issuer held by any Affiliate of the Issuer, any Partner or an Affiliate of any Partner and subordinated to the Senior Debt on the basis set forth in Exhibit A.

         "Asset Sale" means any sale, transfer, sale-leaseback transaction or other disposition (excluding a merger or consolidation which is in compliance with the covenant set forth in Section 6.2(f) hereof) in one transaction or a series of related transactions by the Issuer to any Person of (i) all or any of the Capital Stock of any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Subsidiaries or (iii) any other property and assets of the Issuer outside the ordinary course of business of the Issuer that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Issuer; provided that "Asset Sale" shall not include (a) sales or other dispositions of

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inventory, receivables and other current assets, (b) Distributions permitted to be made under the covenant set forth in Section 6.2(e) hereof or (c) sales or other dispositions of assets which constitute (i) redundant, obsolete or worn-out property, tools or equipment no longer used or useful in the Issuer's business and any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms and (ii) dispositions contemplated by the Primary Agreements or replacement or successor agreements.

         "Authenticating Agent" shall mean any Person acting as Authenticating Agent hereunder pursuant to Section 4.13.

         "Authorized Agent" shall mean any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

         "Authorized Representative" means, with respect to any Person, the person or persons authorized to act on behalf of such Person by its board of directors or management committee or any other governing body of such Person.

         "Authorized Signatory" shall mean any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Notes.

         "Business Day" means each day which is not a Saturday, a Sunday or a day on which banking institutions in any Place of Payment for the Notes of that series are authorized or obligated by law to remain closed.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, outstanding on the Initial Closing Date, including, without limitation, all partnership interests, common stock and preferred stock.

         "Capitalized Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under RAP, and, for purposes herein, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Catastrophic Loss" means an Event of Loss with respect to the Pipeline for which the total Loss Proceeds payable in respect of the lost or damaged Property are greater than $100,000,000.

         "Certificated Notes" means certificated Notes in physical fully registered definitive form.

         "Code" means the Internal Revenue Code of 1986, as amended.

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


         "Consolidated Net Tangible Assets" of any Person means, as of any date,
(a) all amounts that would be shown as assets on a consolidated balance sheet of such Person prepared in accordance with GAAP, less (b) the amount thereof constituting good will and other intangible assets as calculated in accordance with GAAP.

         "Corporate Trust Office" means the principal office of the Trustee at which any particular time corporate trust business of the Trustee shall be administered, which at the date hereof is 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services, or such other office as may be designated by the Trustee to the Issuer and each Holder.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, the counterparty to which has capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A2" by Moody's and "A" by S&P (or such similar equivalent rating) or higher.

         "Custodian" means, initially, the Trustee, and its successors and assigns or any other custodian performing similar functions.

         "Debt Service Coverage Ratio" means, for any period, the ratio of (a) Operating Cash Flow for such period to (b) Mandatory Debt Service for such period.

         "Debt Service Payment Date" means, with respect to the Notes of any series, the debt service payment dates specified in the Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto, commencing on the date specified therein and ending on the date each of the Notes of such series or the Indenture is satisfied and discharged pursuant to the Indenture.

         "Debt Service Payment" means the sum of interest, principal, premium, if any, and Liquidated Damages, if any, with respect to the Outstanding Notes payable on each Debt Service Payment Date.

         "Decision Period" means the period of time required for the receipt of votes on any matter, which period shall not be less than 30 days or greater than 60 days, as notified to the Holders by the Trustee.

         "Default" means any event or circumstance which with notice or lapse of time or both would become an Event of Default.

         "Defaulted Interest" means any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Debt Service Payment Date.

         "Defaulted Principal" means any principal on any Note which is payable, but is not punctually paid or duly provided for, on any Debt Service Payment Date.

         "Definitive Notes" means, with respect to any series of Notes issued hereunder, a Note issued in definitive form that is executed by the Issuer and authenticated and delivered by the Trustee, all in accordance with Section 2.2 of this Indenture and any Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto.

         "Depositary" means, with respect to Notes of any series issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes.

         "Determination Date" means the date set for the redemption of the Notes.

         "Distribution" means all partnership distributions of the Issuer (in cash, property of the Issuer or obligations) or other payments or distributions on account of, or the purchase, redemption, retirement or other acquisition by the Issuer of, any portion of any partnership interest in the Issuer, and any payments on Affiliate Subordinated Debt.

         "Equity" means as of any date, all amounts that would be shown, as Partners' equity.

         "Event of Default" means the events listed in Section 6.3 hereof.

         "Event of Loss" means an event which causes all or a portion of the Pipeline to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, including, without limitation, any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Pipeline by any Government Instrumentality.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Exchange Offer" means an offer to the Holders of any series of Notes to issue and deliver to such Holders, in exchange for their Notes, a like aggregate principal amount of debt securities of the Issuer that are identical in all material respects to the Notes held by such Holder, except for the transfer restrictions then relating to the Notes.

         "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Management Committee whose determination shall be conclusive if evidenced by a Management Committee Resolution.

         "FERC" means the Federal Energy Regulatory Commission.

         "Final Maturity Date" means, with respect to any Note or any installment of principal thereof or interest thereon, as at any date of determination, the latest date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable of any Note then Outstanding.

         "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

         "Global Notes" mean, with respect to any series of Notes issued hereunder, a Note issued in global form that is executed by the Issuer and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions, all in accordance with Section 2.2 of this Indenture and any Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto.

         "Government Instrumentality" of any country means such country and its government and any ministry, department, political subdivision, instrumentality, agency, corporation or commission under the direct or indirect control of such country.

         "Guarantee Obligations" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligations shall not include (y) endorsements of instruments for deposit or collection in the ordinary course of business or obligations to reimburse or indemnify a provider of surety or performance bonds incurred in the ordinary course of business or (z) obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i), (ii), (v) or (vi) of the definition of "Indebtedness") entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement).

         "Holders" means the registered owners of the Notes as shown on the Security Register maintained for that purpose.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

                  (i) all indebtedness of such Person for borrowed money;

                  (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

                  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

                  (v) all Capitalized Lease Obligations;

                  (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

                  (vii) all Guarantee Obligations; and

                  (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by a Management Committee Resolution and an Officer's Certificate issued pursuant thereto or by one or more Series Supplemental Indentures entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Notes established as contemplated by Section 2.1.

         "Independent Engineer" means R.W. Beck, Inc. and its successors and assigns or such other engineering firm in good standing, provided that neither such other firm, during the period of its professional engagement to examine the assumptions prepared by the Issuer or at the date of its report, nor any member of such firm had, or was committed to acquire, any direct financial interest, or material indirect financial interest, in the Issuer and neither such firm or any member of such firm was connected as a promoter, underwriter, voting trustee, director, officer or employee of the Issuer.

         "Initial Closing Date" means the date of first issuance of any series of Notes under this Indenture.

         "Institutional Accredited Investors" means institutions that are 'accredited investors' within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement, the counterparty to which has capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A2" by Moody's and "A" by S&P (or such similar equivalent rating) or higher.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Issuer) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.

         "Issue Date" means, with respect to the Notes of any series, the date of the Notes of such series are issued pursuant to this Indenture and the Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate applicable thereto.

         "Issuer" means Iroquois Gas Transmission System L.P., a limited partnership formed and existing under the laws of the State of Delaware, together with its successors and assigns.

         "Issuer Request" and "Issuer Order" mean, respectively, a written order or request signed in the name of the Issuer by the Vice President and Chief Financial Officer and delivered to a Responsible Officer of the Trustee.

         "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes herein, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

         "Liquidated Damages" means all liquidated damages then owing pursuant to a registration rights agreement relating to any series of Notes.

         "Loan Agreement" means the Loan Agreement dated as of May 30, 2000 by and among the Issuer, The Chase Manhattan Bank, as Administrative Agent, and the lenders and other financial institutions party thereto.

         "Loss Proceeds" means all net proceeds from an Event of Loss, including, without limitation, condemnation proceeds and insurance proceeds or other amounts actually received on account of an event which causes all or a substantial portion of the Pipeline to be damaged, destroyed or rendered unfit for normal use; provided, however, solely for purposes of calculating a Material Loss or Catastrophic Loss, proceeds of delayed opening or business interruption insurance shall not be included.

         "Make-Whole Premium" means,

                  (a) with respect to all of the Notes of any series to be redeemed, an amount calculated as of the date set for the redemption of the Notes (the "Determination Date") as follows:

                           (i) the average life of the remaining scheduled
                  payments of principal in respect of the Outstanding Notes of such series (the "Remaining Average Life") shall be calculated as of the Determination Date;

                           (ii) the yield to maturity shall be calculated for
                  the United States Treasury security having a maturity as close as practicable to the Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue");

                           (iii) the discounted present value of the then
                  remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Determination Date) in respect of the Outstanding Notes of such series shall be calculated as of the Determination Date using a discount factor equal to the sum of (a) the yield to maturity for the Primary Issue, plus (b) 35 basis points; and

                           (iv) the amount of premium in respect of Notes of any
                  series to be redeemed shall be an amount equal to (a) the discounted present value of such Notes to be redeemed determined in accordance with clause (iii) above minus (b) the unpaid principal amount of such Notes on the Determination Date; provided, however, that the premium shall not be less than zero; and

                  (b) with respect to any security, the amount obtained by multiplying (i) the aggregate Make-Whole Premium determined as set forth above by (ii) the ratio of the Outstanding principal amount of such Note on the Determination Date to the aggregate Outstanding principal amount of all Notes of such series on the Determination Date.

         "Management Committee" means a committee comprised of representatives of the partners of the Issuer which shall have the power to make decisions on behalf of the Issuer.

         "Management Committee Resolution" shall mean a copy of a resolution adopted by the Management Committee and delivered to the Trustee.

         "Mandatory Debt Service" means, for any period, the sum of all scheduled interest, premium, if any, and principal due and payable during such period in respect of all Indebtedness of the Issuer; provided that fees, including any consent fees, payable in connection with the issuance of any Additional Senior Indebtedness shall be excluded.

         "Material Adverse Effect" means a material adverse effect on (a) the ability of the Issuer to perform its obligations under the Indenture, (b) the material rights and remedies of any Senior Parties under the Senior Debt Agreements or (c) the timely payments of any principal or interest on any of the Senior Debt.
         "Material Asset" means any asset necessary to operate the Pipeline.

         "Material Loss" means an Event of Loss with respect to the Pipeline for which the total Loss Proceeds payable in respect of the lost or damaged Property are more than $10,000,000 and equal to or less than $100,000,000.

         "Maturity," when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Issuer or any Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "No Ratings Downgrade" means that the ratings on the Notes are reaffirmed after consideration of a proposed applicable event as being equal to or higher than the then current rating on the Notes, no earlier than 60 days prior to the proposed applicable event, by both of the Required Rating Agencies.

         "Non-Amortizing Notes" means any series of Notes with (a) a fixed term at the time of issue of five years or longer and (b) scheduled payment terms providing for 35% or more of the initial principal amount of such Notes to become due and payable on the Final Maturity Date of such Notes.

         "Nonrecourse Indebtedness" means Indebtedness which the holder thereof shall have no recourse with respect to the non-performance of the obligations of the debtor or obligor under such Indebtedness to make payments of principal of, premium, if any, and interest on such Indebtedness against any Person other than such debtor or obligor, including, but not limited to the Issuer, and any such Indebtedness shall specifically so state.

         "Nonrecourse Person" shall have the meaning ascribed thereto in Section 2.11.

         "Non-U.S. Holder" means any person or entity that, for U.S. federal income tax purposes, is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof, or an estate or trust, the income of which is subject to United States federal income taxation regardless of its source or that otherwise is subject to United States federal income taxation on a net income basis in respect of Notes.

         "Notes" means any debt securities authenticated and delivered under this Indenture.

                  "Offer to Purchase" means an offer to purchase Notes by the Issuer from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

         (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

         (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

         (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

         (iv) that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

         (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

         (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

         (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof and further provided that if a Global Note is purchased in part, the new Global Note shall be in a denomination equal to the principal amount of the unpurchased portion of the Global Note.

         On the Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly wire to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Notes pursuant to an Offer to Purchase.

         "Officer's Certificate" of any Person means a certificate signed by an Authorized Representative of such Person.

         "Operating Agreement" means the Amended and Restated Operating Agreement dated as of February 28, 1997, between Iroquois Pipeline Operating Company and the Issuer.

         "Operating Cash Flow" means, for any period, the excess, if any, of (a) all Revenues received during such period over (b) all Operating Expenses paid during such period other than any nonrecurring Operating Expenses incurred in connection with the issuance or retirement of any Senior Debt.

         "Operating Expenses" means, for any period, the sum, computed without duplication, of all cash operating and maintenance expenses and required reserves in respect of such expenses of the Issuer, including, without limitation, (a) expenses of administering and operating the Pipeline and of maintaining it in good repair and operating condition payable by the Issuer during such period, (b) direct operating and maintenance costs of the Pipeline (including, without limitation, all payments due and payable under the Operating Agreement and any ground leases and excluding any necessary maintenance-level capital expenditures which are not fully recoverable within one year) payable by the Issuer during such period, (c) insurance costs payable by the Issuer during such period, (d) sales and excise taxes payable by the Issuer with respect to the transportation of natural gas during such period, (e) franchise taxes payable by the Issuer during such period, (f) federal, state and local income taxes payable by the Issuer during such period, (g) costs and fees attendant to the obtaining and maintaining in effect the government approvals payable by the Issuer during such period and (h) legal, accounting and other professional fees attendant to any of the foregoing items payable by the Issuer during such period. Operating Expenses excludes, to the extent otherwise included, depreciation for such period.

         "Opinion of Counsel" means a written opinion of counsel for any Person reasonably satisfactory to the intended recipient thereof.

         "Order 636" means the FERC's Order No. 636 issued in 1992.

         "Outstanding" means, with respect to Notes, as of the date of determination, all Notes authenticated and delivered under the Indenture, except:

                  (i) Notes canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Notes for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any paying agent in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own paying agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Notes as to which defeasance has been effected; and

                  (iv) mutilated, lost or stolen Notes which have been paid or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an original issue discount security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof to such date pursuant to the Indenture, (B) if, as of such date, the principal amount payable at the stated maturity of a
Note is not determinable, the principal amount of such Note which shall be deemed to be Outstanding shall be the amount as specified or determined under the Indenture, (C) the principal amount of a Note denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided in the Indenture, of the principal amount of such Note (or, in the case of a Note described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Notes owned by the Issuer or any other obligor upon the Notes or any Partner or any Affiliate of the Issuer or any Partner or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

         "Partner" means any partner under the Partnership Agreement.

         "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement, dated February 28, 1997, among the Partners.

         "Paying Agent" means any Person authorized by the Issuer to pay the principal of and premium, if any, or interest on any Notes on behalf of the Issuer.

         "Permitted Investments" means (i) any Temporary Cash Investment; (ii) loans and advances to officers and employees of the Issuer or any of its Subsidiaries in an aggregate principal amount at any time outstanding not exceeding $2,000,000; (iii) any Interest Rate Agreement entered into in the ordinary course of business and not for speculative purposes; (iv) Investments existing on the Initial Closing Date and set forth on Schedule 1.1 to the Indenture and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant hereto is not increased at any time above the aggregate amount of such Investments existing on the date of this Indenture; (v) Investments representing Capital Stock or obligations issued to the Issuer or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Issuer or any Subsidiary; (vi) Investments acquired by the Issuer or any of its Subsidiaries in connection with any Asset Sale permitted under this Indenture to the extent such Investments are non-cash proceeds; (vii) Investments consisting of extension of trade credit or security deposits made in the ordinary course of business and (viii) Investments in businesses or activities permitted under Section 6.2(h) provided that such Investment is funded entirely and specifically by a capital contribution to the Issuer by its Partners in accordance with the Partnership Agreement.

         "Person" means any natural person, corporation, partnership, firm, association, Government Instrumentality, or any other entity whether acting in an individual, fiduciary or other capacity.

         "Pipeline" means the 375 mile, mainline interstate pipeline facilities extending from the United States - Canada border at Waddington, New York, to South Commack, Long Island, New York, together with all appurtenant facilities and any future expansions or extensions of these facilities.

         "Place of Payment" means, when used with respect to the Notes of any series, New York, New York, and the place or places where the principal of and any premium and interest on the Notes of that series are payable as specified as contemplated by the Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate applicable thereto.

         "Predecessor Notes", with respect to any particular Note, shall mean any previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

         "Primary Agreements" means the Transportation Agreements, the Shipper Guarantees and the Operating Agreement and all succeeding agreements thereto.

         "Primary Issue" means the United States Treasury Security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to par.

         "Projected Debt Service Coverage Ratio" means, at any time of determination thereof, a projection of the Debt Service Coverage Ratio for a period which includes, or consists entirely of, future periods, prepared by the Issuer in good faith based upon assumptions believed by the Issuer to be reasonable.

         "Property" means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Pro Rata Portion" means, with respect to Loss Proceeds (or any other amount), as of any date, an amount equal to the product of such Loss Proceeds (or other amount) multiplied by a fraction, (x) the numerator of which shall equal the principal amount of the Outstanding Notes and (y) the denominator of which shall equal the sum of (i) the principal amount of the Outstanding Notes and (ii) the outstanding principal amount of all other Senior Debt at such date (including, with respect to the Loan Agreement, (a) the Total Revolving Credit Commitment at such date (or if then terminated, the outstanding principal amount of the Revolving Credit Loans), and (b) the outstanding principal amount of the Term Loans).

         "RAP" means regulatory accounting principles.

         "Redeemable Stock" of any Person means any capital stock of such Person that by its terms or otherwise is required to be redeemed on or prior to its final maturity date.

         "Redemption Price" means the price to be paid by the Issuer for the Notes that are redeemed under Section 3.2 or Section 3.3.

         "Registration" shall have the meaning given in Section 6.1(j) hereof.

         "Regular Record Date", for the Stated Maturity of any installment of principal of any Note of a series, or payment of interest thereon, means the 15th day (whether or not a Business Day) next preceding such Stated Maturity, or any other date specified for such purpose in the form of the Note of such series attached to the Management Committee Resolution or Series Supplemental Indenture relating to such series.

         "Remaining Average Life" means the average life of the remaining scheduled payments of principal in respect of the Outstanding Notes.

         "Repayment Period" means the six month period beginning with each Debt Service Payment Date and ending on the day immediately prior to the next Debt Service Payment Date.

         "Required Rating Agencies" means S&P and Moody's.

         "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this

Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Revenues" means all revenues accruing to the Issuer, calculated in accordance with GAAP. "Revenues" shall include all cash distributions made to the Issuer by its Subsidiaries which are not subject to repayment by law or by contract and shall exclude all revenues accruing to such Subsidiaries which are not so distributed.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.

         "SEC" means the Securities and Exchange Commission of the United States or any successor agency.

         "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Security" shall mean any shares, stock, bonds, debentures, notes, evidences of indebtedness or any other instruments commonly known as "securities".

         "Security Register" means any register which the Issuer shall cause to be kept the Corporate Trust Office of the Trustee (and in any other office or agency of the Issuer in a place of payment) in which, subject to such reasonable regulations as it may prescribe, the Issuer provides for the registration of Notes and of transfers and exchanges of Notes.

         "Security Registrar" means any Person acting as Security Registrar pursuant to this Indenture.

         "Senior Debt" means Indebtedness in respect of the Notes and the Loan Agreement and any Additional Senior Indebtedness.

         "Senior Debt Agreements" means all agreements, documents and instruments evidencing and/or securing the Senior Debt or pursuant to which Senior Debt is issued.

         "Senior Parties" means the Persons that have extended, or that are obliged to extend, credit to the Issuer pursuant to the Senior Debt Agreements and any agent, trustee or similar representative of any such persons appointed pursuant to any Senior Debt Agreement, including the Trustee.

         "Series Supplemental Indenture" shall mean an indenture supplemental to this Indenture entered into by the Issuer and the Trustee for the purpose of establishing, in accordance with this Indenture, the title, form and terms of the Notes of any series; "Series Supplemental Indentures" shall mean each and every Series Supplemental Indenture.

         "Shelf Registration Statement" means a registration statement filed under the Securities Act relating to the offer and sale of any series of Notes which are not then freely transferable under the Securities Act.

         "Shipper Guarantees" means those agreements providing financial and performance guarantees to the Issuer on behalf of certain Shippers or under firm transportation contracts.

         "Shipper Guarantors" means Persons who have executed a Shipper Guarantee on behalf of a Shipper.

         "Shippers" means those Persons (other than the Issuer) party to the Transportation Agreements.

         "Significant Subsidiary" means Iroquois Pipeline Operating Company (or any successor operator of the Pipeline) and any of the Issuer's Subsidiaries which meet any of the following conditions:

         (1) the Issuer and it's other Subsidiaries' investments in and advances to such Subsidiary exceed 10 percent of the Issuer's total assets and the Issuer's Subsidiaries' total assets consolidated as of the end of the most recently completed fiscal year; or

         (2) the Issuer and it's other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10 percent of the Issuer's total assets and the Issuer's Subsidiaries' total assets consolidated as of the end of the most recently completed fiscal year; or

         (3) the Issuer and it's other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceeds 10 percent of such of the Issuer's income and of the Issuer's Subsidiaries consolidated for the most recently completed fiscal year.

         "Special Record Date" for the payment of any defaulted principal or interest shall mean a date fixed by the Trustee pursuant to Section 2.6.

         "Stated Maturity" means when used with respect to any Note or any installment of principal thereof or interest thereon, the date specified in such note as the fixed date on which the principal of such Note or such installment of principal and interest is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Temporary Cash Investment" means any of the following:

                  (i) direct obligations of the United States of America or Canada or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or Canada or any agency thereof;

                  (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million and has outstanding debt which is rated "A2" by Moody's and "A" by S&P (or such similar equivalent rating) or higher or any money-market fund having assets in excess of $250 million consisting of obligations described in this clause (ii) sponsored by a registered broker dealer or mutual fund distributor;

                  (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

                  (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

                  (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or at least "A2" by Moody's.

         "Total Capitalization" means, as of any date, the sum of (a) the Indebtedness of the Issuer on such day plus (b) all amounts that would be shown as Partners' equity on a balance sheet of the Issuer as of such date prepared in accordance with U.S. GAAP.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transaction Agreements" means, collectively, the Senior Debt Agreements and the Primary Agreements.

         "Transfer" shall mean a sale, transfer, assignment, hypothecation, pledge or other disposition and, when used as a verb, shall have a correlative meaning.

         "Transportation Agreements" means contracts between the Issuer and the Shippers for transportation services on the Pipeline which may be firm transportation contracts that are long-term (multi-year) or short-term (less than one year) or interruptible transportation contracts.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

         "Trustee" means The Chase Manhattan Bank, until a successor Trustee shall have been appointed pursuant to the applicable provisions hereof, and thereafter means such successor Trustee.

         "U.S. Government Obligations" means direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof.

         "Working Capital Lender" means a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A2" by Moody's and "A" by S&P (or such similar equivalent rating) or higher.

         SECTION 1.2 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion or such other officer or employee of the Issuer on whom such individual has relied in good faith has read such covenant or condition and the definitions relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, or such officer or employee, such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with has been made;

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; and

                  (e) in the case of an Officer's Certificate, a statement that no Event of Default has occurred and is continuing.

                  SECTION 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by or covered by the opinion of only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matter in one or several documents.

                  Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to each factual matters is in the possession of the Issuer unless such counsel knows or in the exercise of reasonable care (without independent investigation) should know that the certificate or opinion or representations with respect to such matters are erroneous.

                  Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion unless such opinion is addressed to and reasonably believed to have been delivered to the recipient of the Opinion of Counsel.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 1.4 Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article 8 hereof, or by a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when each instrument or instruments or record, or both, are delivered to and received by a Responsible Officer of the Trustee and, when it is specifically required herein, to the Issuer. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 4.2 hereof) conclusive in favor of the Trustee if made in the manner provided in this Section 1.4. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 8.6 hereof. All such instruments and other evidence of any Act shall be retained by the Trustee and made available for inspection at its Corporate Trust Office by any Holder or prospective Holder.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The principal amount and serial numbers of Notes held by any Person, and the date or dates of holding the same, shall be proved by the Security Register, and the Trustee shall not be affected by notice to the contrary.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

                  (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Notes for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Notes may be revoked with respect to any or all of such Notes by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

                  (f) Notes of any series authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Issuer shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the

Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such series.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those persons who were Holders at the close of business on such record date (or their duly appointed agents), and only those persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such persons continue to be Holders after such record date. No such instrument shall be valid or effective if signed more than 90 days after such record date and may be revoked as provided in paragraph (e) above.

                  SECTION 1.5 Notices, etc. to Trustee or the Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a) the Trustee by any Holder, by the Issuer or by an Authorized Agent shall be sufficient for every purpose hereunder if made, given, furnished, filed in writing or transmitted by facsimile to and received by a Responsible Officer of the Trustee at its Corporate Trust Office, Facsimile No.: 212-946-8177, or

                  (b) the Issuer by the Trustee, by any Holder or by an Authorized Agent shall be sufficient for every purpose hereunder if transmitted by facsimile or in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the fax number or address, as the case may be, of its principal office or at any other address previously furnished in writing to the Trustee by the Issuer for such purpose.

                  SECTION 1.6 Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice for the purposes of this Indenture. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

                  SECTION 1.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

                  SECTION 1.8 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.

                  SECTION 1.9 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 1.10 Successors and Assigns. All covenants and agreements in this Indenture by the Trustee and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not. The Issuer may not assign or otherwise transfer any of its rights under this Agreement.

                  SECTION 1.11 Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 1.12 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 1.13 GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 1.14 Legal Holidays. In any case where the Determination Date or the Stated Maturity of any Note or of any installment of principal thereof or payment of interest thereon, or any date on which any Defaulted Interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Note) payment of interest, principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Determination Date or at the Stated Maturity, or on the date on which the Defaulted Interest is proposed to be paid, and, except as provided in a Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto setting forth the terms established for such Note, if such payment is timely made, no interest shall accrue for the period from and after such Determination Date or Stated Maturity, or date for the payment of Defaulted Interest, as the case may be, to the date of such payment.

                                   ARTICLE 2

                                   THE NOTES

                  SECTION 2.1 Amount; Issuable in Series. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

                  The Notes may be issued in one or more series. There shall be established in or pursuant to a Management Committee Resolution and set forth or determined in the manner provided in an Officer's Certificate, or established in one or more Series Supplemental Indentures and in substantially the form appended to such Series Supplemental Indenture, prior to the issuance of Notes of any series, the terms of such series, which may include the following:

                  (a) the title of the Notes of such series (which shall distinguish the Notes of such series from all other Notes) and the form or forms of Notes of each series;

                  (b) any limit upon the aggregate principal amount of the Notes of such series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Sections 2.3, 2.4, 2.5, or 3.6 hereof and except for Notes that, pursuant to the last paragraph of Section
         2.2 hereof, are deemed never to have been authenticated and delivered hereunder);

                  (c) the date or dates on which the principal of the Notes of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the Notes of such series shall be dated, if other than as provided in
         Section 2.2 hereof:

                  (d) the rate or rates at which the Notes of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest is payable and the basis of computation of interest;

                  (e) if other than as provided in Section 4.13 hereof, the place or places where (i) the principal of, premium, if any, and interest on Notes of such series shall be payable, (ii) Notes of such series may be surrendered for registration of transfer or exchange and
         (iii) notices and demands to or upon the Issuer in respect of the Notes of such series and this Indenture may be served;

                  (f) the price or prices at which, the period or periods within which and the terms and conditions upon which Notes of such series may be redeemed, in whole or in part, at the option of the Issuer;

                  (g) the obligation, if any, of the Issuer to redeem, purchase or repay Notes of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which and the periods or periods within which and the terms and conditions upon which Notes of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

                  (h) whether Notes of such Series shall initially be represented by Global Notes and/or Definitive Notes and, if other than minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Notes of such series shall be issuable;

                  (i) the restrictions or limitations, if any, on the transfer or exchange of the Notes of such series (if different from that provided in Section 2.4 hereof);

                  (j) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture);

                  (k) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Notes of such series; and

                  (l) CUSIP or other identification numbers applicable to such Notes.

                  All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Management Committee Resolution referred to above and set forth in the Officer's Certificate referred to above or in any Series Supplemental Indenture hereto.

                  If any of the terms of the Notes, including the form of Note of such series, are established by action taken pursuant to a Management Committee Resolution, a copy of an appropriate record of such action shall be certified by an Authorized Representative, and delivered to a Responsible Officer of the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 2.2 for the authentication and delivery of such series of Notes

                  SECTION 2.2 Execution, Authentication, Delivery and Dating. The Notes of any series shall be executed on behalf of the Issuer by an Authorized Representative of the Issuer. The signature of any Authorized Representative on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  Subject to Section 2.4 hereof, at any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Notes. In authenticating such Notes, and accepting any additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive prior to authentication, and shall be fully protected in relying upon, an Opinion of Counsel stating,

                  (a) the form of such Notes has been established in conformity with the provisions of this Indenture;

                  (b) that the terms of such Notes have been established in conformity with the provisions of this Indenture; and

                  (c) that such Notes have been duly authorized and, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms (subject to customary qualifications or exceptions) and entitled to the benefits of this Indenture.

                  Each Note shall be dated the date of its authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.8 hereof, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  SECTION 2.3 Temporary Notes. Pending the preparation of definitive Notes of any series, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing the same may determine, as evidenced by their execution of such Notes.

                  If temporary Notes of any series are issued, the Issuer will cause definitive Notes of such series to be prepared without unreasonable delay. After the preparation of definitive Notes of such series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series upon surrender of the temporary Notes of such series at the office or agency of the Issuer in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of such series of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series.

                  SECTION 2.4 Registration, Registration of Transfer and
Exchange.

                  (a) General. The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.

                  Notwithstanding anything to the contrary set forth herein, the Trustee shall not be required and shall have no obligation to monitor compliance with any federal or state securities laws.

                  Upon surrender for registration of transfer of any Notes at the office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series of any authorized denominations and of like tenor and aggregate principal amount.

                  At the option of the Holder, Notes of any series, other than a Global Note, may be exchanged for other Notes of such series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3, 2.4, 2.5, or 3.6 hereof not involving any transfer.

                  If any Notes of any series are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer or exchange such Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes of such series selected for redemption under Section 3.4 hereof and ending at the close of business on the day of such mailing or (B) to issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  As used in this Section 2.4, the term "transfer" encompasses any sale, pledge or other transfer of any Notes referred to herein.

                  (b) Global Notes. This Section 2.4(b) shall apply to Global Notes of any series.

                  (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture. The Notes of any series may be represented by one or more Global Notes.

                  (ii) Subject to Section 2.4(c), no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) the Issuer has notified a Responsible Officer of the Trustee in writing that the Depositary (1) is no longer willing or able to act as Depositary for such Global Note or (2) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed within 90 days thereof, (B) the Issuer executes and delivers to a Responsible Officer of the Trustee an Issuer Order providing that such Global Note shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, (C) the Global Note or an interest therein is to be transferred to an Institutional Accredited Investor or
         (D) there shall have occurred and be continuing an Event of Default with respect to the Notes. Any Global Note exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to subclause (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Depositary for such Global Note. Notwithstanding any other provision in this Indenture, a Global Note to which the restriction set forth in the second preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Notes registered only in the name or names of, such Person or Persons as the Depositary for such Global Note shall have directed, and no transfer thereof other than such a transfer may be registered.

                  (iii) Subject to clause (ii) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such name or names as the Depositary for such Global Note shall direct.

                  (iv) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 2.2 or 3.6 hereof or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

                  (c) Definitive Notes. Notes sold in the United States to institutions that are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Institutional Accredited Investors") and that are not "qualified institutional buyers" as defined in Rule 144A shall be issued in the form of definitive securities ("Definitive Notes") in registered form, substantially in the form set forth in the relevant Series Supplemental Indenture, with such legends as shall be applicable thereto. Definitive Notes shall be duly executed by the Issuer and authenticated by the Trustee as herein provided.

                  SECTION 2.5 Mutilated, Destroyed, Lost and Stolen Notes. If
(a) any mutilated Note is surrendered to the Trustee or the Issuer, or if the Security Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note and (b) there is delivered to the Issuer, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity satisfactory to them as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Security Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon the Issuer's written request, the Trustee shall authenticate and make available for delivery in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Note, of the same series, of like tenor (including the same date of issuance) and equal face amount of principal, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such

Note, in lieu of and substitution for such Note. If, after delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable (excluding any payment of principal other than the final installment of principal) the Issuer in its discretion may, instead of issuing a new Note, pay such Note without surrender thereof (except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Issuer and the Trustee such reasonable security or indemnity as they may require to save each of them harmless, and in case of destruction, loss or theft, evidence to the satisfaction of the Issuer and the Trustee of the destruction, loss or theft of such Note.

                  Upon the issuance of any new Note under this Section, the Issuer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.6 Payments; Interest and Principal Rights Preserved. Principal and interest on any Note which is payable, and is punctually paid or duly provided for, on any Debt Service Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such principal or interest.

                  Any principal or interest on any Note of any series which is payable, but is not punctually paid or duly provided for, on any Debt Service Payment Date (herein called "Defaulted Interest" or "Defaulted Principal", as the case may be) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest or Defaulted Principal, as the case may be, may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

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


                  (a) The Issuer may elect to make payment of any Defaulted Interest or Defaulted Principal, as the case may be, to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest or Defaulted Principal, as the case may be, which shall be set in the following manner. The Issuer shall notify a Responsible Officer of the Trustee in writing of the amount of Defaulted Interest or Defaulted Principal, as the case may be, proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or Defaulted Principal, as the case may be, or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest or Defaulted Principal, as the case may be, as in this clause provided. Thereupon, the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest or Defaulted Principal, as the case may be, which shall be not more than 25 days and not less than 10 days prior to the date of the proposed payment and not less than 20 days after the receipt by a Responsible Officer of the Trustee of the notice of the proposed payment. The Trustee shall promptly, in the name and at the expense of the Issuer, cause notice of the proposed payment of such Defaulted Interest or Defaulted Principal, as the case may be, and the Special Record Date therefor to be given to each Holder of Notes of such series in the manner set forth in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest or Defaulted Principal, as the case may be, and the Special Record Date therefor having been so mailed, such Defaulted Interest or Defaulted Principal, as the case may be, shall be paid to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Issuer may make payment of any Defaulted Interest or Defaulted Principal, as the case may be, on the Notes of such series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to a Responsible Officer of the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                           Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  SECTION 2.7 Persons Deemed Owners. Subject to Section 2.5, prior to due presentment of a Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and any interest on such Note and for all other purposes whatsoever, whether or not payments on such Note be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.8 Cancellation; Purchase by the Issuer.

                  (a) All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation together with a written direction from an Authorized Representative of the Issuer any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of in accordance with its customary procedure in effect from time to time.

                  (b) The Issuer may at any time purchase any Note in the open market or otherwise at any price.

                  SECTION 2.9 Computation of Interest.

                  (a) Except as otherwise contemplated by Section 2.1 for the Notes of a series, interest on the Notes of such series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  SECTION 2.10 CUSIP Numbers. The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and related materials as a convenience to Holders; provided that the Trustee shall assume no responsibility for the accuracy of such numbers either as printed on the Notes or as contained in any notice and any such redemption or other notice shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.11 Source of Payments Limited; Rights and Liabilities of the Issuer. The Holders shall have no recourse with respect to the non-performance of the obligations of the Issuer to make payments of principal of, premium, if any, and interest on the Notes against any Person other than the Issuer, including, but not limited to, the Partners or any Affiliate of any Partners or of the Issuer or any partner, incorporator, officer, director or employee thereof, or with respect to the assets or properties thereof (collectively, the "Nonrecourse Persons").

                  SECTION 2.12 Allocation of Principal and Interest. Each payment of principal of and premium, if any, and interest on each Note shall be applied, first, to the payment of accrued but unpaid interest on such Note (as well as any interest on overdue principal or, to the extent permitted by applicable law, overdue interest) to the date of such payment; second, to the payment of the principal amount of and premium, if any, on such Note then due (including any overdue installment of principal) thereunder; and third, the balance, if any, to the payment of the principal amount of such Note remaining unpaid.

                  SECTION 2.13 Parity of Notes; Ranking. All Notes of the same series issued and Outstanding hereunder rank on a parity with each other Note of the same series and with all Notes of each other series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Note of a series shall be entitled to the same benefits under this Indenture as each other Note of the same series and with all Notes of each other series. The Notes shall rank at least pari passu with any existing Senior Debt of the Issuer and shall be senior to all other Indebtedness.

                  SECTION 2.14 Book Entry. In the event the Notes are issued as Global Notes with the Depositary: (i) the Trustee may deal with the Depositary as the authorized representative of the Holders; (ii) the rights of the Holders shall be exercised only through the Depositary and shall be limited to those established by law and agreement between the Holders and the Depositary and/or direct participants of the Depositary; (iii) the Depositary will make book-entry transfers among the direct participants of the Depositary and will receive and transmit distributions of principal, interest and other amounts on the Notes to such direct participants; and (iv) the direct participants of the Depositary shall have no rights under this Indenture under or with respect to any of the Notes held on their behalf by the Depositary, and the Depositary may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Notes for all purposes whatsoever.

                                   ARTICLE 3

                               REDEMPTION OF NOTES

                  SECTION 3.1 Applicability of Article. Notes of any series that are subject to redemption before their Stated Maturity (or, if the principal of the Notes of any series is payable in installments, the Stated Maturity of the final installment of the principal thereof) shall be redeemed in accordance with their terms and (except as otherwise specified in the Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto creating such series) in accordance with this Article 3.

                  SECTION 3.2 Mandatory Redemption of Notes. Unless otherwise provided in a Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto, upon the occurrence of (a) a Catastrophic Loss, or (b) a Material Loss in the event that the Issuer does not use the Loss Proceeds received to rebuild or repair the Pipeline or otherwise render the Pipeline fit for normal use, the Issuer shall redeem Notes in an amount equal to the Pro Rata Portion of the Loss Proceeds (which Pro Rata Portion shall be calculated as at the date which is two Business

Days prior to the Determination Date of such redeemed Notes), in whole or in part ratably among each series at a Redemption Price equal to all unpaid principal thereof plus accrued and unpaid interest thereon to the Determination Date on a Determination Date to be determined by the Issuer, which shall fall within three (3) months after the date on which the Loss Proceeds are received by or on behalf of the Issuer.

                  SECTION 3.3 Redemption at the Issuer's Option. Unless otherwise provided in a Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto, the Issuer shall have the right at any time to redeem all or any portion of the Outstanding Notes of any series, in whole or in part, ratably among each series at a Redemption Price equal to the unpaid principal amount thereof to be redeemed plus accrued and unpaid interest thereon to the Determination Date, plus the Make-Whole Premium, if any, on a Determination Date to be delivered by the Issuer.

                  SECTION 3.4 Delivery of Notices and Certificates.

                  (a) The Issuer shall promptly notify a Responsible Officer of the Trustee in writing, of any event giving rise or potentially giving rise to a mandatory or optional redemption as specified in Section 3.2 or 3.3 hereof. In case of any redemption pursuant to Section 3.2, the Issuer shall, no later than 45 days prior to the Determination Date, deliver to a Responsible Officer of the Trustee an Officer's Certificate, describing the occurrence of the event and an estimate of the amount of the Catastrophic Loss. Subject to the requirements set forth in clause (d) below, if the Issuer elects to redeem any Notes pursuant to
Section 3.3 hereof, the Issuer shall, at least 60 days prior to the Determination Date as established by the Issuer in consultation with the Trustee (unless a shorter notice period shall be satisfactory to the Trustee), deliver to a Responsible Officer of the Trustee an Issuer Order specifying the Determination Date to be established hereunder and principal amount of Notes to be redeemed which Issuer Order shall contain the other information required by the Trustee under Section 3.4(b) below.

                  (b) Except as otherwise specified in the terms of the Notes to be redeemed or in the Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate applicable thereto, the Issuer shall give notice of the event giving rise to a redemption pursuant to Section 3.2 or 3.3 hereunder, at its expense, in the manner provided in Section 1.6 hereof to the Holders of Notes of such series to be redeemed at least 30 days but not more than 60 days prior to the Determination Date, as the case may be. All notices of redemption shall state, as applicable:

                           (i) the Determination Date;

                           (ii) the Redemption Price, specifying the Make-Whole
                  Premium payable on redemption, if any;

                           (iii) that on the Determination Date, interest
                  thereon will cease to accrue on and after said date; and

                           (iv) the Place or Places of Payment, if any, where
                  such Notes are to be surrendered for payment of the Redemption Price.

                  (c) The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes to be redeemed in part, the principal amount thereof to be redeemed.

                  (d) In the case of any redemption of Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Notes, the Series Supplemental Indenture relating thereto or elsewhere in this Indenture or (ii) pursuant to an election of the Issuer that is subject to a condition specified in the terms of such Notes or of the Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate relating thereto, the Issuer shall furnish a Responsible Officer of the Trustee with an Officer's Certificate evidencing compliance with such restriction or condition.

                  SECTION 3.5 Deposit of Redemption Price. Not later than 10:00 a.m. New York City time on or prior to any Determination Date, the Issuer shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Determination Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

                  SECTION 3.6 Redemption of and Payment on Notes. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Notes or portions thereof so to be redeemed shall, on the Determination Date, become due and payable, and from and after such date such Notes or portions thereof shall cease to bear interest; provided, however, that any payment of interest on any Note, the Stated Maturity of such payment of interest is on or prior to the Determination Date, shall be payable to the Holder of such Note or one or more Predecessor Notes, registered as such at the close of business on the related Regular Record Date according to the terms of such Note and subject to the provisions of Section 2.6 hereof.

                  SECTION 3.7 Notes Redeemed in Part.

                  (a) Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of the applicable series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Note so surrendered; provided, that if a Global Note is so surrendered, the new Global Note shall be in a denomination equal to the unredeemed portion of the principal of the Global Note so surrendered.

                  (b) Except as otherwise specified in the terms of the Notes or provided in the related Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto, if less than all the Notes are to be redeemed pursuant to Section 3.2 or 3.3 hereof, the particular Notes to be redeemed shall be selected by the Trustee from the Outstanding Notes not previously called for redemption in whole, by such method (including pro rata and by lot) as the Trustee shall deem fair and appropriate.

                  (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes that has been or is to be redeemed.

                  SECTION 3.8 Cancellation of Notes. All Notes redeemed under any of the provisions of this Indenture shall forthwith be canceled.

                                   ARTICLE 4

                             CONCERNING THE TRUSTEE

                  SECTION 4.1 Duties and Responsibilities of Trustee; During Default; Prior to Default. With respect to the Holders of Notes of any series issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Notes of such series and after the curing or waiving of all Events of Default which may have occurred with respect to the Notes of such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Notes of any series has occurred (which has not been cured or waived), the Trustee shall, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that

                  (a) prior to the occurrence of an Event of Default with respect to any series of Notes and after the curing or waiving of all such Events of Defaults with respect to such series of Notes which may have occurred:

                           (i) the duties and obligations of the Trustee with
                  respect to such Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on the part of the
                  Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical computations or other facts stated therein);

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Holders given under this Indenture; and

                  (d) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such liability is not reasonably assured to it.

                  Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacity as Security Registrar and Paying Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as Security Registrar and Paying Agent.

                  SECTION 4.2 Certain Rights and Duties of Trustee. Subject to
Section 4.1 hereof and the Trust Indenture Act, in performing its duties and exercising its powers hereunder:

                  (a) The Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Notes of any series to give such direction as permitted by this Indenture.

                  (b) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Issuer by an Authorized Representative (unless other evidence in respect thereof be herein specifically prescribed); and any Management Committee Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the General Partner of the Issuer.

                  (c) The Trustee may consult with counsel, and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (e) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, Note, debenture or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand.

                  (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or thereunder either directly or by or through agents, nominees, custodians or attorneys, and the Trustee shall not be responsible for the willful misconduct or negligence on the part of or for the supervision of any agent, nominee, custodian or attorney appointed with due care by it hereunder or thereunder.

                  (h) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (i) Every provision of this Indenture that in any way relates to the Trustee is subject to this Article 4.

(j) The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or the Trustee receives written notice of such event from the Issuer or Holders owning Notes aggregating not less than 10% of the outstanding principal amount of the Notes.

                  (k) The Trustee shall have no duty to monitor the performance of the Issuer, nor shall it have any liability in connection with the malfeasance or nonfeasance by the Issuer.

                  (l) The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

                  SECTION 4.3 Trustee Not Responsible for Recitals, Etc. The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or of the offering materials used in connection with the offering for sale or sale of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes.

                  SECTION 4.4 Trustee and Others May Hold Notes. The Trustee, or any Paying Agent or Security Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any other obligor on the Notes with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

                  SECTION 4.5 Monies Held by Trustee or Paying Agent. All monies received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.

                  SECTION 4.6 Compensation of Trustee and Its Lien. The Issuer covenants and agrees to pay to the Trustee (all references in this Section 4.6 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Securities Registrar) from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in such amounts as may be agreed to from time to time by the Trustee and the Issuer, and, except as herein otherwise expressly provided, the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, advances and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture and the other Transaction Documents (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly employed by it) except any such expense or disbursement as may arise from its gross negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled, but shall not be required, to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Issuer also covenants and agrees to indemnify and defend the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability, claim, damage or expense (including the reasonable compensation and expenses and disbursements of its counsel) incurred without gross negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties and the exercise of its powers under the other Transaction Documents, including the costs and expenses of defending itself against any claim or liability in the premises. The obligations of the Issuer under this Section 4.6 shall constitute additional Indebtedness hereunder. The rights of the Trustee and the obligations of the Issuer under this Section 4.6 shall survive the resignation or removal of the Trustee, the payment of the Notes, and the satisfaction, discharge or termination of this Indenture.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.3(f) or Section 6.3(g) hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

                  SECTION 4.7 Right of Trustee to Rely on Officer's Certificates and Opinions of Counsel. Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 1.3 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  SECTION 4.8 Persons Eligible for Appointment As Trustee. The Trustee for each series of Notes hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, which complies with the requirements of the Trust Indenture Act, having a combined capital and surplus of at least US$1,000,000,000 and having outstanding debt which is rated "A2" by Moody's and "A" by S&P (or such similar equivalent rating) or higher. If such corporation publishes reports of condition at least annually, then, for the purposes of this Section 4.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this
Section 4.8, the Trustee shall resign immediately in the manner and with the effect specified in Section 4.9 hereof.

                  SECTION 4.9 Conflicting Interests; Resignation and Removal of Trustee; Appointment of Successor.

                  (a) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes of more than one series.

                  (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to such series of Notes by written instrument executed by order of the Board of Directors, one copy of which instrument shall be delivered to each of the resigning trustee and the successor trustee. If no successor trustee shall have been so appointed with respect to such series of Notes and shall have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper, appoint a successor trustee.

                  (c) In case at any time any of the following shall occur:

                           (i) the Trustee shall cease to be eligible under
                  Section 4.8 hereof with respect to the Notes in any series and shall fail to resign after written request therefor by the Issuer or by any Holder, or

                           (ii) the Trustee shall become incapable of acting
                  with respect to the Notes in any series, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the Notes in the applicable series and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Management Committee of the Issuer, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee, or, subject to the Trust Indenture Act, any Holder who has been a bona fide Holder of a Bond of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee with respect to such series. The Issuer shall give prompt notice of each resignation and removal of the Trustee and each appointment of a successor Trustee to all Holders of the Notes.

                  (d) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of any series may at any time remove the Trustee and appoint a successor Trustee with respect to such series by delivering to the Trustee so removed, the successor Trustee so appointed and the Issuer the evidence provided for in Section 7.1 hereof of the action taken by the Holders.

                  (e) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section 4.9 shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 4.10 hereof.

                  SECTION 4.10 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed under Section 4.9 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee with respect to any or all applicable series of Notes an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect to such series of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 4.6 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to
Section 4.6 hereof.

                  If a successor Trustee is appointed with respect to the Notes of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor Trustee with respect to the Notes of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Notes of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

                  No successor Trustee with respect to any series of Notes shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall, with respect to such series, be qualified under the requirements of the Trust Indenture Act and eligible under the provisions of Section 4.8.

                  Upon acceptance of appointment by a successor Trustee, the Issuer shall give notice of the succession of such Trustee hereunder to the Holders of Notes in the applicable series in the manner provided in Section 1.6 hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

                  SECTION 4.11 Merger, Conversion or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Trustee shall be eligible under the provisions of Section 4.8 hereof and Section 310(a) of the Trust Indenture Act.

                  SECTION 4.12 Preferential Collection of Claims Against Issuer. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

                  SECTION 4.13 Maintenance of Offices and Agencies.

                  (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, and in such other Places of Payment, if any, as shall be specified in the terms established for the Notes of any series in the related Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto, an office or agency where Notes may be presented or surrendered for registration of transfer or exchange and for payment of principal, premium, if any, and interest, and where notices and demands to or upon the Trustee in respect of such Notes or this Indenture may be served. Such office or agency shall be initially at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Trustee to the Issuer in the manner specified in Section 1.5 hereof and to the Holders in the manner specified in Section 1.6 hereof. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

                  (b) There shall at all times be a Security Registrar and a Paying Agent hereunder. Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.13, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of principal of, premium, if any, and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee within five days thereafter written notice of any default by any obligor upon the Notes in the making of any such payment of principal, premium, if any, or interest; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, The City of New York, for the account of the Trustee.

                  The Trustee at the Corporate Trust Office is hereby appointed as a Paying Agent hereunder.

                  (c) At any time when any Notes remain Outstanding, the Trustee at the expense of the Issuer may appoint an Authenticating Agent or Agents with respect to the Notes of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.5 hereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent shall be made pursuant to this Section 4.13(c) with respect to the Notes of one or more series, the Notes of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                  This Note is one of the series of Notes referred to in the within-mentioned Indenture.

                                         [         ], as Trustee


                                         By:
                                            ------------------------------------
                                              Authenticating Agent


                                         By:
                                            ------------------------------------
                                              Authorized Signatory

                  (d) Any Authorized Agent shall be a bank or trust company, shall be a Person organized and doing business under the laws of the United States or any State thereof, with a combined capital and surplus of at least US$100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.13, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 4.13, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 4.13.

                  (e) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 4.13, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

                  (f) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 4.13 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 4.13. The Issuer shall give written notice of any such appointment to all Holders pursuant to Section 1.6 hereof.

                  (g) The Paying Agent shall comply with all applicable withholding, information reporting and back-up withholding tax requirements under the Code and the Treasury regulations issued thereunder in respect of any payment on, or in respect of a Note.

                  SECTION 4.14 Trustee Risk. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to Section 4.2 hereof and, if there are any Notes registered pursuant to the Securities Act, the requirements of the Trust Indenture Act.

                  SECTION 4.15 Rights of Authorized Agents. In acting as an Authorized Agent hereunder, the Trustee shall be entitled to the same rights, protections, indemnities and immunities as in its role as Trustee hereunder.

                                   ARTICLE 5

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

                  SECTION 5.1 Issuer to Furnish Trustee Names and Addresses of Holders.

                  The Issuer will furnish or cause to be furnished to the Trustee

                  (1) semi-annually, not later than January 15 and July 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes of each series as of a date not more than 15 days prior to the time such list is furnished, and

                  (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

                  SECTION 5.2 Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 5.1 upon receipt of a new list so furnished.

                  The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

                  Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

                  SECTION 5.3 Reports by Trustee. On or before March 15 in every year, so long as any Notes are Outstanding hereunder, the Trustee shall transmit to the Holders a brief report, dated as of the preceding December 31, to the extent required by Section 313(a) of the Trust Indenture Act in accordance with the procedures set forth in said Section. The Trustee shall also transmit to the Holders any report required by Section 313(b) during the time specified in such subsection. A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange, and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.

                  SECTION 5.4 Reports by Issuer. The Issuer shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC.

                                   ARTICLE 6

                          COVENANTS; DEFAULTS, REMEDIES

                  SECTION 6.1 Affirmative Covenants of the Issuer. The Issuer covenants and agrees for the benefit of the Holders that, for so long as any
Note is outstanding, it shall observe the following affirmative covenants:

                  (a) Maintenance of Existence, etc. The Issuer shall at all times (i) preserve and maintain in full force and effect its existence as a limited partnership under the laws of the State of Delaware and its qualification to do business in each other jurisdiction in which the conduct of its business requires such qualification except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, (ii) preserve and maintain all of its rights, privileges and franchises necessary for the construction, ownership and operation of the Pipeline in accordance with the Primary Agreements, except to the extent that failure so to preserve or maintain would not result in a Material Adverse Effect, and (iii) comply in all respects with the provisions of the Primary Agreements, except to the extent that failure to comply would not result in a

Material Adverse Effect. The Issuer shall not amend its organizational documents in any manner that could reasonably be expected to have a Material Adverse Effect.

                  (b) Books and Records. The Issuer shall keep proper books of records and accounts in which full, true and correct entries shall be made of all of its transactions in accordance with U.S. GAAP and RAP and agrees that the Trustee may inspect such books of records and accounts from time to time upon reasonable notice.

                  (c) Enforcement of Primary Agreements. The Issuer shall enforce all of its rights under, perform all actions required of it to comply with its obligations under, and maintain in full force and effect, the Primary Agreements, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (d) Financial Statements. The Issuer shall furnish to the
Trustee:

                  (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Issuer, the consolidated balance sheet of the Issuer as at the end of such year and the related consolidated statement of income, Partners' equity and cash flows for such year, prepared in accordance with U.S. GAAP and audited by independent certified public accountants of recognized standing in the United States of America and setting forth in each case in comparative form the figures for the previous year; and

                  (ii) as soon as available, but in any event within 45 days after the end of the first three quarterly periods of each fiscal year of the Issuer, (A) the unaudited consolidated balance sheet of the Issuer as at the end of each such quarter and the related unaudited consolidated statement of income, Partners' equity and cash flows for such quarter and the portion of the fiscal year through the end of each such quarter, prepared in accordance with U.S. GAAP setting forth in comparative form the figures for the previous year and certified by the chief financial officer of the Issuer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

                  (e) Notices. Promptly upon obtaining knowledge thereof, the Issuer shall give notice to the Trustee of any Default or Event of Default, together with a description of any action being taken or proposed to be taken with respect thereto.

                  (f) Other Information. The Issuer shall furnish to the
Trustee:

                           (A) within 90 days after the end of each fiscal year
                  of the Issuer ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge; and

                           (B) concurrently with the delivery of the financial
                  statements referred to in subsection 6.1(d)(i), the Issuer shall calculate and deliver to the Trustee the Debt Service Coverage Ratio for the calendar year (or portion thereof) most recently ended and the Projected Debt Service Coverage Ratio for the next succeeding calendar year along with reasonable details of such calculations.

                  (g) Maintenance of Rating. The Issuer shall furnish to each Required Rating Agency then rating the Notes the information referred to in
Section 6.1(d) and 6.1(f) above, together with such other information as such Required Rating Agency may reasonably request in order to enable such Required Rating Agency to continue to rate the Notes.

                  (h) Maintenance of Properties. The Issuer will cause the Pipeline to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  (i) Maintenance of Insurance. The Issuer will provide or cause to be provided, for itself, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by companies similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for companies similarly situated in the industry in which the Issuer is then conducting business.

                  (j) SEC Reports and Reports to Holders. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and
(ii) the date that is six months after the Initial Closing Date, in either case, whether or not the Issuer is then required to file reports with the SEC, the Issuer shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto and as if it was a United States issuer. The Issuer shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder together with written direction to forward such reports to the Holders, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Initial Closing Date, the Issuer shall, at its cost, deliver to each Holder of the Notes, quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Issuer shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

                  (k) Payment of Taxes and Other Claims. The Issuer will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Issuer or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Issuer or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Issuer or any such Subsidiary; provided that the Issuer shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

                  (l) Maintenance of all Rights to all Pipeline Related Property. The Issuer shall maintain all rights to all Pipeline related Property unless the failure to do so will not have a Material Adverse Effect.

                  (m) Restrictions on the Establishment of Subsidiaries. The Issuer shall have no Subsidiaries except for Subsidiaries which are limited to the lines of business set forth below in Section 6.2(h) hereof. The Issuer shall not permit its Subsidiaries to Incur Indebtedness except for Nonrecourse Indebtedness and Indebtedness which is guaranteed by the Issuer; provided that the Issuer is permitted to Incur such Indebtedness in accordance with Section 6.2(d).

                  (n) Payment of Notes. The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date. Upon any bankruptcy or reorganization procedure relative to the Issuer, the Trustee shall serve as the Paying Agent, if any, for the Notes.

                  The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum of 2% above the interest rate on the respective Notes.

                  (o) Use of Proceeds. The Issuer shall apply the net proceeds from the issuance and sale of any series of Notes as set forth in the offering memorandum, offering circular or other offering document relating to such series of Notes under the caption "Use of Proceeds."

                  (p) Compliance with Laws and Regulations. The Issuer shall, and shall cause its Subsidiaries to, comply with all laws, ordinances, government rules, regulations or court decrees to which its property or assets may be subject, except where failure to comply would not result in a Material Adverse Effect.

                  (q) Permits; Approvals. The Issuer shall, and shall cause its Subsidiaries to, possess all licenses, certificates, authorizations and permits issued by federal, state or foreign regulatory bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as so conducted, except where failure to possess such licenses, certificates, authorization or permits would not have a Material Adverse Effect.

                  (r) Working Capital Facility. The Issuer shall maintain a working capital facility in the amount of at least $10,000,000 with a Working Capital Lender. The Issuer shall repay all amounts borrowed under the facility on at least one occasion in each year.

                  SECTION 6.2 Negative Covenants of the Issuer. The Issuer covenants and agrees for the benefit of the Holders that for so long as any Note is outstanding, it shall observe the following negative covenants:

                  (a) Limitations on Asset Sales.

                  The Issuer will not consummate any Asset Sale, unless (i) the consideration received by the Issuer is at least equal to the Fair Market Value of the assets sold or disposed of and (ii) at least 90% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Issuer (other than Indebtedness to any Subsidiary), provided that the Issuer is irrevocably and unconditionally released from all liability under such Indebtedness.

                  In the event and to the extent that the Issuer receives Net Cash Proceeds from one or more Asset Sales occurring on or after the Initial Closing Date the Issuer shall within six months after the receipt of such Net Cash Proceeds:

                           (A) apply an amount equal to the Pro Rata Portion of such Net Cash Proceeds to consummate an Offer to Purchase Notes owing to a Person other than the Issuer or any of its Subsidiaries at a purchase price equal to 100% of the principal amount thereof plus accrued interest (if any) to the Payment Date; or

                           (B) invest an equal amount or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement, in Property (other than current assets) of a business or businesses meeting the requirements set forth in Section 6.2(h) hereof.

                  (b) Limitations on Actions with Respect to Primary Agreements. The Issuer will not agree or consent to any termination, modification, supplement or waiver of any Primary Agreement, nor shall the Issuer initiate any change to the tariff, if the Issuer reasonably determines that such termination, modification, supplement or waiver of any such Primary Agreement or change to the tariff would individually or collectively with all other such terminations, modifications, supplements and waivers of the Primary Agreement and changes to the tariff, reasonably be expected to have a Material Adverse Effect.

                  (c) Limitations on Liens. The Issuer will not and will cause its Subsidiaries not to create, incur, assume or suffer to exist any Lien upon any of the Issuer's Property, whether now owned or hereafter acquired other than:

                  (i) a Lien that equally and ratably secures all of the Senior Debt;

                  (ii) a Lien that is created in favor of a governmental entity, mechanic, materialman or lessor in the ordinary course of business and payment of which is not overdue for a period of more than 30 days, but not in any event Liens in favor of a lessor in a sale-leaseback transaction;

                  (iii) a Lien that is the result of a court judgment as to which all rights of appeal have not terminated and is bonded or pledged or enforcement of which will not have a Material Adverse Effect on the Issuer;

                  (iv) a Lien that extends, renews or replaces in whole or in part a Lien referred to herein (other than any additional Lien described in clause (viii) below);

                  (v) a Lien that secures pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (vi) a Lien that consists of easements, rights-of-way or other similar encumbrances which do not interfere with the business or operations of the Issuer;

                  (vii) a Lien granted by a Subsidiary upon any of such Subsidiary's assets to secure Non-Recourse Indebtedness; and

                  (viii) any additional Lien; provided that the Indebtedness secured by such Lien, plus all other Indebtedness secured by Liens (including Indebtedness for Capitalized Lease Obligations but excluding Indebtedness secured by Liens otherwise permitted by clauses (i) through (vii) above), plus all leases under sale-leaseback transactions which the Issuer has not elected to treat as an Asset Sale, does not exceed 3% of Total Capitalization of the Issuer.

                  (d) Limitations on Indebtedness. The Issuer will not Incur additional Indebtedness unless

                  (i) there shall be No Ratings Downgrade as a result of such Incurrence;

                  (ii) immediately after giving effect to such Incurrence, the ratio of Indebtedness of the Issuer (excluding Affiliate Subordinated
         Debt) to Total Capitalization does not exceed 75%; and

                  (iii) no Default or Event or Default shall have occurred and be continuing at the time of such Incurrence, and no Default or Event of Default shall result from such Incurrence;

provided, however, that notwithstanding these restrictions the Issuer may Incur additional Indebtedness consisting of:

                  (1) Indebtedness outstanding at any time in accordance with the terms of the Loan Agreement (other than Revolving Credit Loans (as defined in the Loan Agreement)), provided that any amendment to such Loan Agreement which increases the amount or alters the tenor or average life of Indebtedness outstanding by more than one year must satisfy the requirements of clauses (i), (ii) and (iii) above;

                  (2) Indebtedness Incurred for any expenditure required by law; provided that at the time such Indebtedness is Incurred the Issuer satisfies the requirement set forth under clause (ii) above;

                  (3) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Issuer against fluctuations in foreign currency exchange rates or interest rates and are not for speculative purposes and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for customary indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer pursuant to such agreements, in any case Incurred in connection with the disposition of any business or assets (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer in connection with such disposition;

                  (4) Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly deposited to defease the Notes as described in
         Section 10.1;

                  (5) Affiliate Subordinated Debt;

                  (6) Indebtedness of the Issuer Incurred to refinance Indebtedness existing from time to time, provided such Indebtedness is in a principal amount no greater than the Indebtedness being repaid (excluding fees, including any consent fees, payable in connection with the issuance of any refinancing Indebtedness), has a longer final maturity and greater average life than the Indebtedness being repaid and, except in the case of Indebtedness Incurred to refinance a series of Notes under this Indenture, satisfies the requirement set forth under clause (i) above;

                  (7) Indebtedness of $10 million Incurred from time to time under any working capital facility permitted pursuant to Section 6.1(r) hereof; and

                  (8) Indebtedness of the Issuer (in addition to Indebtedness permitted under clauses (1) through (7) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $35,000,000, provided that at the time such Indebtedness is Incurred the Issuer satisfies the requirement set forth under clauses (ii) and (iii) above.

                  Notwithstanding any other provision of this Section 6.2(d), the maximum amount of Indebtedness that the Issuer may Incur pursuant to this
Section 6.2(d) shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in interest rates designated in any Interest Rate Agreement or the exchange rates of currencies.

                  For purposes of determining any particular amount of Indebtedness under this Section 6.2(d), (1) Indebtedness Incurred under the Loan Agreement on or prior to the Initial Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of this Section 6.2(d), and (2) guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of clarification and not limitation, any Lien incurred by the Issuer or any Subsidiary of the Issuer shall not be a separate Incurrence of Indebtedness. For purposes of determining compliance with this Section 6.2(d), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness in one of such clauses; provided however, that the Issuer may only reclassify Affiliate Subordinated Debt if, at the time of such reclassification, the Issuer would be permitted to make a Distribution in the amount of such reclassified Affiliate Subordinated Debt pursuant to Section 6.2(e).

                  (e) Limitations on Distributions. . The Issuer will not declare or make any Distribution at any time unless: (i) no Default or Event of Default shall have occurred and be continuing, or would occur as a result of declaring or making such Distribution, (ii) the ratio of Indebtedness to Total Capitalization after giving effect to such intended Distribution does not exceed 75%, (iii) (A) the Debt Service Coverage Ratio of the Issuer for the last four calendar quarters taken as a whole prior to the date of such intended Distribution is at least 1.25 to 1 and (B) if the then current rating of the Notes is below BBB+ from S&P or below A3 from Moody's, the Projected Debt Service Coverage Ratio of the Issuer for the next four calendar quarters from such date of Distribution is expected to be at least 1.25 to 1, both as certified by the Issuer in an Officer's Certificate delivered to a Responsible Officer of the Trustee provided that this Section 6.2(e)(iii)(B) shall not apply in the case of any Distribution made in the twelve months prior to the Final Maturity Date of Non-Amortizing Notes if, after making such Distribution, the cash on hand of the Issuer and the expected Operating Cash Flow for the period commencing on the date of such Distribution and ending on the Final Maturity Date of such Non-Amortizing Notes will be sufficient to enable the Issuer to make the Debt Service Payment due on such Final Maturity Date as certified by the Issuer in an Officer's Certificate delivered to a Responsible Officer of the Trustee and (iv) after making such

Distribution, the cash on hand of the Issuer, the expected Operating Cash Flow for the period commencing on the date of such Distribution and ending on the next scheduled Debt Service Payment Date (excluding cash on hand and expected Operating Cash Flow, if any, relied on in connection with satisfying the requirements of the proviso to Section 6.2(e)(iii)(B)) and amounts available under the working capital facility described in Section 6.1(r) to the next scheduled Debt Service Payment Date will be sufficient to enable the Issuer to make all of the payments of Senior Debt principal and interest falling due between the date of such Distribution and such Debt Service Payment Date, including the Debt Service Payment due on such date, excluding any principal and interest due on the Final Maturity Date of Non-Amortizing Notes, the payment of which will be satisfied by expected Operating Cash Flow and cash on hand pursuant to the proviso to Section 6.2(e)(iii)(B), as certified by the Issuer in an Officer's Certificate delivered to a Responsible Officer of the Trustee.

                  (f) Existence/Prohibition on Fundamental Changes. The Issuer will not consolidate with or merge into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless (i) the Issuer is the continuing Person in any such merger or consolidation or the Person (if other than the Issuer) which is the continuing Person in any such merger or consolidation or which acquires all or substantially all of the assets of the Issuer is a corporation, partnership or trust organized under the laws of the United States or any State or the District of Columbia and expressly assumes the Issuer's obligations under the Notes and the Indenture, (ii) immediately after such transaction, the Issuer or such other Person, as the case may be, is not in default in the performance of any covenants or conditions contained in the Indenture or Notes and (iii) there shall be No Ratings Downgrade as a result of such transaction.

                  (g) Limitation on Sale-Leaseback Transactions. The Issuer will not enter into any sale-leaseback transaction involving any of its Properties whether now owned or hereafter acquired, whereby the Issuer sells or transfers such Properties and then or thereafter leases such Properties or any part thereof or any other Properties which the Issuers intends to use for substantially the same purpose or purposes as the Properties sold or transferred.

                  The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease secures or relates to industrial revenue or pollution control bonds issued in compliance with Section 6.2(d); (ii) the sale-leaseback transaction is in compliance with clause (viii) of Section 6.2(c); or (iii) the Issuer within 6 months after the sale or transfer any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the second paragraph of Section 6.2(a).

                  (h) Limitation on Lines of Business and Investments. The Issuer shall not, and shall not permit its Subsidiaries to, engage or invest in any business or activity other than:

                  (i) the business contemplated by the Transaction Agreements and the Offering Memorandum dated May 22, 2000 relating to the Notes issued on the Initial Closing Date;

                  (ii) activities associated with, or incidental to, the operation, maintenance or expansion of the Pipeline or the storage of natural gas;

                  (iii) activities associated with, or incidental to, (w) the processing or shipping of natural gas, (x) the processing, shipping or storage of natural gas liquids, (y) the installation, and leasing or rental, of fiber optic or similar cable or (z) the construction or operation of facilities for the generation of electricity using waste heat from the Pipeline, in all such cases related to the operation of the Pipeline; or

                  (iv) activities (including investments) associated with, or intended to induce, the supply of gas for transportation on the Pipeline or the consumption of gas transported by the Pipeline provided that in no circumstance shall the Issuer engage or invest in, or permit its Subsidiaries to engage or invest in, (A) any business or activity related to the exploration and production of hydrocarbons or (B) any business or activity described in Sections (iii) or (iv) above that would cause the Consolidated Net Tangible Assets of the Issuer and its Subsidiaries attributable to all their businesses and investments described in Sections (iii) and (iv) above to exceed 10% of the amount of the Consolidated Net Tangible Assets of the Issuer and its Subsidiaries attributable to all their businesses and investments described in Sections (i) and (ii) above.

                  (i) Limitation on Investments. The Issuer will not directly or indirectly, make any Investment, other than Permitted Investments and Investments made with amounts from which the Issuer may otherwise have made Distributions in accordance with Section 6.2(e).

                  (j) Limitation on Transactions with Affiliates. Except as contemplated by any agreement between the Issuer and an Affiliate of the Issuer, a Partner or an Affiliate of a Partner in existence on the date hereof and any successor thereto, if at any time hereafter the Issuer proposes to enter into or become a party to any material agreement or arrangement with an Affiliate of the Issuer, a Partner or an Affiliate of a Partner, the Issuer will not enter into or become a party to any such agreement or arrangement unless such agreement or arrangement shall be on terms no more favorable to the Affiliate of the Issuer, the Partner or Affiliate of the Partner, as the case may be, than those that would be offered to parties that are not Affiliates of the Issuer, Partners or Affiliates of Partners.

                  (k) Abandonment. The Issuer will not voluntarily abandon the Pipeline or otherwise cease to pursue operations of the Pipeline for a period of more than 180 days.

                  SECTION 6.3 Events of Default. It shall be an Event of Default hereunder for so long as any Note is Outstanding if any of the following events shall have occurred and be continuing:

                  (a) the Issuer shall fail to pay any principal, premium, if any, interest or Liquidated Damages, if any, on any Note when the same becomes due and payable, whether at Stated Maturity or required prepayment or acceleration or otherwise and such failure to pay continues for a period of 5 days; or

                  (b) the Issuer shall fail to perform or observe any covenant set forth in Section 6.2(c), Section 6.2(e) or Section 6.2(f); or

                  (c) the Issuer shall fail to perform or observe any of its obligations or covenants (other than covenants described in (b) above) contained in this Indenture (or in any modification or supplement hereto), and such failure has resulted in a Material Adverse Effect and such failure shall continue uncured for 30 or more days; or

                  (d) any representation, warranty or certification in this Indenture by the Issuer or in any certificate furnished to the Trustee pursuant to the provisions of the Indenture shall prove to have been false as of the time made or furnished in any material respect and such misrepresentation has resulted in a Material Adverse Effect and shall continue uncured for 30 or more days; or

                  (e) the Issuer shall default in the payment when due (after any applicable grace period) of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity and such event is not cured or waived pursuant to the terms of such Indebtedness or such Indebtedness is accelerated prior to the end of any related cure period; or

                  (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the Property of the Issuer or a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (g) the Issuer or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the Property of the Issuer or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors; or

                  (h) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction over the Issuer and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Issuer shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) (i) the Issuer shall file with FERC for the abandonment of the Pipeline, (ii) FERC shall issue a final, non-appealable order for the abandonment of the Pipeline or (iii) the Issuer shall otherwise abandon the Pipeline; or

                  (j) any other Event of Default provided in a Series Supplemental Indenture or provided in a Management Committee Resolution under which a series of Notes is issued.

                  Any Partner shall have the right, but not the obligation, to cure any payment default in paragraphs (a), (e), or (h) above within the respective grace period set forth in such paragraphs, and, if such payment default is cured, such payment default shall not constitute an Event of Default under the Indenture.

                  If an Event of Default (other than an Event of Default described in paragraph (f) or (g) above) occurs, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of each series experiencing such Event of Default may declare the unpaid principal amount (including any premium) of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee, if given by Holders), and upon any such declaration such principal amount (and premium) shall become immediately due and payable. Upon the occurrence and continuation of an Event of Default described in paragraph (f) or
(g) above, the principal amount of all the Notes (including any premium) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

                  If an Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Event of Default promptly after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Trustee may withhold notice to the Holders if the Trustee in good faith determines that withholding notice is in the interest of Holders.

                  At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Indenture, the Holders of a majority in principal amount of the Outstanding Notes of each series experiencing such Event of Default, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences (which rescission shall not affect any subsequent default or impair any right consequent thereon) if:

                  (a) there has been paid to, or deposited with, the Trustee a sum sufficient to pay

                           (i) all overdue interest on the Notes of each series
                  experiencing such Event of Default,

                           (ii) the principal of (and premium, if any, on) any
                  Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Notes,

                           (iii) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate or rates prescribed therefor in the Notes, and

                           (iv) all sums paid or advanced by the Trustee under
                  this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (b) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived by the Holders of not less than a majority in principal amount of Outstanding Notes of each series experiencing such Event of Default.

                  SECTION 6.4 Collection of Indebtedness by Trustee; Trustee May Prove Debt. In case the Issuer shall default in its obligations under Section 6.3(a) to pay the principal of, or the premium, if any, or interest on, each of the Notes, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the Property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

                  All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

                  In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

                  SECTION 6.5 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any Notes shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal, upon presentation of the several Notes in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

                  FIRST: To the payment of costs and expenses applicable to such Notes in respect of which moneys have been collected, including all expenses and liabilities incurred (except as a result of gross negligence or bad faith), and all advances made, by the Trustee and each predecessor Trustee, as provided in
Section 4.6 hereof, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.6 hereof;

                  SECOND: In case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of overdue interest on such Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate or rates of interest specified in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

                  THIRD: In case the principal of the Notes in respect of which moneys have been collected shall have become and shall be than due and payable, to the payment of the whole amount then owing and unpaid upon all such Notes for principal, premium due, if any, and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate or rates of interest specified in such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

                  FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

                  SECTION 6.6 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this

Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                  SECTION 6.7 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders shall continue as though no such proceedings had been taken.

                  SECTION 6.8 Limitations on Suits by Holders. Subject to
Section 6.6 hereof, no Holder of any Note shall have any right by virtue or by availing itself of any provision of this Indenture or of the Notes to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or under the Notes, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of each series affected by such Event of Default shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.9, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other Holder or to enforce any right under this Indenture or under the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 6.9 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 6.6 and 6.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive or any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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                  No delay or omission of the Trustee or of any Holder to
exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 6.6 hereof and Section 6.7 hereof, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

                  SECTION 6.10 Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series, provided that: (i) such direction shall not be in conflict with any rule of law or with this Indenture and would not involve the Trustee personal liability and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 6.11 Actions of the Holders.

                  (a) Actions by Vote of Holders. No request, demand, authorization, direction, notice, consent, waiver or other action (each, an "Action") of the Holders of any series of Notes in respect of any matter hereunder shall be effective unless approved by the Holders of a majority of the aggregate principal amount of the Outstanding Notes of such series (or of such lesser percentage as may act at a meeting of Holders); provided, however, that no such Action shall, without the consent of the Holders of each Outstanding Note of such series:

                  (i) change the Stated Maturity of any Note or, the Stated Maturity of any installment of any Note, or of any payment of interest thereon, or the dates or circumstances of payment of premium, if any, on, any Note, or change the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Determination
         Date) or such payment of premium, if any, on or after the date such premium becomes due and payable, or change the Determination Date or the terms of payment or redemption; or

                  (ii) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required under any supplemental indenture relating to such series, or the consent of whose Holders is required for any waiver provided for in this Indenture; or

                  (iii) amend or modify any of the provisions of Sections 6.11 and 6.12 or Article 9 hereof.

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


                  (b) Waiver of Defaults. The Holders of a majority of the aggregate principal amount of the Outstanding Notes of any series (or of such lesser percentage as may act at a meeting of Holders) may on behalf of the Holders of all the Outstanding Notes of such series waive any past Default or Event of Default with respect to the Notes by written notice to the Trustee, except a default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Holder affected as provided in
Section 6.11 or 9.2 hereof. In case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  (c) Evidence of Action. Upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the requisite percentage of principal amount of Outstanding Notes, and upon receipt by the Trustee of the documents described in Section 7.1 hereof, the Trustee shall join with the Issuer in the performance of such Action. It shall not be necessary for the consent of the Holders under this Section 6.11 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an Action under this Section becomes effective, the Trustee shall mail to the Holders a notice briefly describing such Action. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Action.

                  SECTION 6.12 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.7) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Determination Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 6.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of

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


Holders holding in aggregate more than 10% in principal amount of Outstanding Notes, or any suit instituted by a Holder for enforcement of payment of the principal of, or premium, if any, or interest on, any Note on or after the date such amount is required to be paid.

                  SECTION 6.14 Payments after a Default. Upon the occurrence of an Event of Default with respect to the Notes of any series and the subsequent declaration by the Trustee that the principal amount of all the Notes of such series is due and payable immediately, the Trustee shall by notice in writing:
(a) to the Issuer and any Paying Agent, require the Paying Agent to deliver all such Notes and all moneys, documents and records held by them with respect to the Notes of such series to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Trustee under this Indenture and the Notes, and thereafter to hold all Notes and all moneys, documents and records held by it in respect to such Notes to the order of the Trustee.

                  SECTION 6.15 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Issuer (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 4.6.

                  No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

                                   ARTICLE 7

                             CONCERNING THE HOLDERS

                  SECTION 7.1 Evidence of Action Taken by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Notes of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the making of any other action), the fact that at the time of taking any such action the Holders

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


of such specified percentage or majority have joined therein may be evidenced
(a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 8 hereof or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and/or such record are delivered to the Trustee and, where expressly required, to the Issuer.

                  SECTION 7.2 Proof of Execution of Instruments and of Holding of Notes. Subject to the provisions of Sections 7.1 and 8.5 hereof and Section 315 of the Trust Indenture Act, proof of the execution of any instrument by a Holder or its agent or proxy and proof of the holding by any person of any of the Notes shall be sufficient if made in the following manner:

                  The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in any State within the United States that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument may also be proved in any other manner which the Trustee may deem sufficient. The ownership of Notes may be proved by the Security Register or by a certificate of the Security Registrar.

                  If the Issuer shall solicit from the Holders of Notes of any series any request, demand, authorization, direction notice, consent, waiver or other act, the Issuer may, at its option, by Management Committee Resolution, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Issuer shall have no obligation to do so. Any such record date shall be fixed at the Issuer's discretion. If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other act may be sought or given before or after the record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be the Holders of Notes for the purpose of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Notes Outstanding shall be computed as of such record date.

                  The Trustee may require such additional proof, if any, of any matter referred to in this Section 7.2 as it shall deem necessary.

                  The record of any Holders' meeting shall be proved as provided in Section 8.6 hereof.

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


                  SECTION 7.3 Notes Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Notes which are owned by the Issuer or any Partner or any Affiliate of either thereof shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such request, demand, authorization, notice, direction, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Issuer shall furnish a Responsible Officer of the Trustee, upon its request, with a list of such Partners and Affiliates of the Issuer and such Partners. Notes so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 7.3 if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Notes and that the pledges is not an Affiliate or Partner of the Issuer. In case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

                  SECTION 7.4 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section
6.11 hereof, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes or of any series of Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in
Section 7.2 hereof, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note or any Note issued in exchange therefor or in place thereof. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Notes.

                                   ARTICLE 8

                                HOLDERS' MEETINGS

                  SECTION 8.1 Purposes for Which Holders' Meetings May Be Called. A meeting of Holders of any series of Notes may be called at any time and from time to time pursuant to this Article 8 for any of the following purposes:

                  (a) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder, or to take any other action authorized to be taken by Holders of such series hereunder;

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


                  (b) to remove the Trustee and appoint a successor Trustee pursuant to Article 4 hereof;

                  (c) to consent to the execution of an Indenture or Indentures supplemental hereto pursuant to Section 9.2 hereof;

                  (d) to take any Action contemplated by Section 6.11 or Section
         6.12 above; or

                  (e) to take any Action (other than an Action described in clause (d) of this Section 8.1) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

                  SECTION 8.2 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of any series to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meetings shall be given by the Trustee, in the manner provided in
Section 1.6 hereof, (a) not less than 30 nor more than 60 days prior to the date fixed for any meeting in respect of matters contemplated in Section 6.11 and (b) not less than 20 nor more than 180 days prior to the date fixed for the meeting for all other matters, to the Holders of Notes of such series.

                  SECTION 8.3 Issuer and Holders May Call Meeting. In case the Issuer, pursuant to a resolution of its Management Committee, or the Holders of at least 10% in aggregate principal amount of the Notes of any series then Outstanding, shall have requested the Trustee to call a meeting of Holders of such series by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of such Notes in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 8.1 hereof by giving notice thereof as provided in Section
8.2 hereof.

                  SECTION 8.4 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders, a person shall be a (a) Holder of one or more Notes with respect to which such meeting is being held or (b) person appointed by an instrument in writing as proxy for the Holder or Holders of such Notes by a Holder of one or more such Notes. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

                  SECTION 8.5 Determination of Voting Rights; Conduct and Adjournment of Meeting. Notwithstanding any other provisions of this Indenture, the

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


Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall think fit. The holding of Notes shall be proved in the manner specified in Section 7.2 hereof and the appointment of any proxy shall be proved in the manner specified in Section 7.1 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 8.3 hereof, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

                  Subject to the provision of Section 7.3 hereof, at any meeting each Holder of a series or proxy shall be entitled to one vote for each $100,000 principal amount of Notes of such series held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting not to be Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes of such series held by it or instruments in writing as aforesaid duly designating it as the person to vote on behalf of other Holders. Any meeting of Holders of such series duly called pursuant to Section 8.2 or 8.3 hereof may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

                  At any meeting, the presence of persons holding or representing Notes with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

                  SECTION 8.6 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes of such series or of their representatives by proxy and the serial numbers and principal amounts of the Notes of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the

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


original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.2 hereof. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting, and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE 9

                             SUPPLEMENTAL INDENTURES

                  SECTION 9.1 Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Notes, the Issuer, when authorized by a Management Committee Resolution of the Issuer, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to establish the form and terms of Notes of any series permitted by Sections 2.1; or

                  (b) to evidence the succession of another entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; or

                  (c) to evidence and provide for the acceptance of appointment of a successor Trustee with respect to any series of Notes; or

                  (d) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to register any Notes under the Securities Act and the Exchange Act, or to comply with any applicable rules and regulations of any securities exchange on which any Notes may be listed, or, to qualify, requalify or continue the qualification of this Indenture (including any supplemental indenture) under the terms of the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the terms of the Trust Indenture Act, excluding, however, the provisions referred to in
         Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

                  (e) to permit or facilitate the issuance of Notes in uncertificated form; or

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


                  (f) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or that may require modification to implement or give effect to any Action approved or deemed approved by the Holders as provided hereunder or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interest of the Holders of any series in any material respect; or

                  (g) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any Property; or

                  (h) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer; or

                  (i) to add additional Events of Default; or

                  (j) to add to, change or eliminate any provisions of the Indenture in respect of one or more series of Notes issued hereunder, provided that any such addition, change or elimination (i) shall neither (A) apply to Notes issued thereunder of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision or (B) modify the rights of any Holder of such Notes with respect to such provision or (ii) shall become effective only when there are no such Notes Outstanding.

                  SECTION 9.2 Supplemental Indenture with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, in each case, when authorized by a Management Committee Resolution, may, and the Trustee, subject to Section 9.3 and 9.4 hereof, shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provision of this Indenture; provided, however, that if there shall be Notes of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note directly affected thereby:

                  (a) change the Stated Maturity of any Note or, the Stated Maturity of any installment of any Note, or of any payment of interest thereon, or the dates or circumstances of payment of premium, if any, on, any Note, or change the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such

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


         payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Determination
         Date) or such payment of premium, if any, on or after the date such premium becomes due and payable, or change the Determination Date or the terms of payment or redemption; or

                  (b) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment, supplement or waiver, or the consent of whose Holders is required for any waiver provided for in this Indenture; or

                  (c) amend or modify any of the provisions of this Section 9.2.

                  A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

                  Upon receipt by the Trustee of Management Committee Resolutions of the Issuer and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 9.3 and 9.4 hereof.

                  It shall not be necessary for any Act of Holders under this
Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 9.3 Execution of Supplemental Indentures. The Trustee may, but shall not be required to, take any action which modifies or affects its duties and responsibilities hereunder. In executing, or accepting the additional trusts created by any Series Supplemental Indenture or any other supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 4.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that all requisite consents have been obtained or that no consents are required and that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to customary equitable principles exceptions.

                  SECTION 9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 9.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to



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

this Article 9 may, and shall if required by the Issuer, bear a notation in form approved by the Issuer and the Trustee as to any matter provided for with respect to such Notes; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation and demand. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental Indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                  SECTION 9.6 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

                                   ARTICLE 10

                           SATISFACTION AND DISCHARGE

                  SECTION 10.1 Defeasance of Notes. The Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if:

                  (a) the Issuer has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes;

                  (b) the Issuer has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this section and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Initial Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

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                  (c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; and

                  (d) if at such time the Notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

                  Upon satisfaction of the aforesaid conditions with respect to the Notes, the Trustee shall, upon receipt of an Issuer Request, acknowledge in writing that the Notes are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Issuer in respect thereof is deemed to have been satisfied and discharged.

                  Notwithstanding the satisfaction and discharge of any Notes as aforesaid, the obligations of the Issuer and the Trustee in respect of such Notes under Sections 2.4, 2.5, 2.6, 2.13, Article 4 and this Article 10 hereof shall survive.

                  SECTION 10.2 Covenant Defeasance. The Issuer shall, subject to the satisfaction of the conditions set forth in this Section, be released from its obligations under the covenants contained in Section 6.1 (other than the covenants set forth in Section 6.1(a), (k) and (o)) and Section 6.2 (other than the covenant set forth in Section 6.2(f)). With respect to Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall be deemed outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.3 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, subject to the satisfaction of the conditions set forth in this Section, Sections 6.3(b), 6.3(c), 6.3(d), 6.3(e), 6.3(h), 6.3(i) and 6.3(j) hereof shall not constitute Events of Default.

                  The following shall be the conditions to the effectiveness of a Covenant Defeasance as set forth in the prior paragraph;

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                  (a) satisfaction of the provisions set forth in 10.1(a),
         10.1(b)(ii), 10.1(c) and 10.1(d); and

                  (b) delivery by the Issuer to the Trustee of an Opinion of Counsel to the effect that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

                  SECTION 10.3 Satisfaction and Discharge of the Indenture. This Indenture shall upon written request by the Issuer cease to be of further effect (except as to (i) any surviving rights of registration of transfer or exchange of Notes of any series issued thereunder expressly provided for therein and (ii) the obligations of the Issuer with respect to any Notes for whose payments money has been deposited in trust as set forth in Section 10.1), and the Trustee shall execute instruments acknowledging satisfaction and discharge of the Indenture, when:

                  (i) either (a) all Notes issued under the Indenture theretofore authenticated and delivered (other than (1) securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in this Indenture and (2) Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in this Indenture) have been delivered to the Trustee for cancellation or (b) all such Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee and the Issuer, in the case of (1), (2) or (3) described in clause (b) above, has deposited or caused to be deposited with the Trustee in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Notes, for principal and any premium and interest to the date of such deposit (in the case of securities which have become due and payable) or to the Stated Maturity or Determination Date, as the case may be;

                  (ii) The Issuer has paid or caused to be paid all other sums payable thereunder by the Issuer; and

                  (iii) The Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent provided in the Indenture with respect to the satisfaction and discharge of the Indenture have been complied with.

                  Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of an Issuer Request, acknowledge in writing the satisfaction and discharge of this Indenture.

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


                  Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Issuer and the Trustee under Sections 2.4, 2.5, 2.6, 2.13, Article 4 and this Article 10 hereof shall survive.

                  Upon satisfaction and discharge of this Indenture as provided in this Section 10.3, the Trustee shall assign, transfer and turn over to or upon the order of the Issuer any and all money, securities and other property then held by the Trustee for the benefit of the Holders, other than money deposited with the Trustee pursuant to Section 10.1(a) hereof and interest and other amounts earned or received thereon.

                  SECTION 10.4 Application of Trust Money. The money deposited with the Trustee pursuant to Section 10.1 hereof shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of, and premium, if any, and interest on, the Notes or portions of principal amount thereof in respect of which such deposit was made.

                  SECTION 10.5 Return of Moneys Held by Trustee and Paying Agent Unclaimed for One Year. Unless otherwise required by mandatory provisions of the applicable escheat or abandoned or unclaimed property law, any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of principal of, or premium, if any, or interest on, any Note, other than amounts held pursuant to Section 10.1 hereof and not applied but remaining unclaimed for one year after the date upon which such principal, premium, if any, or interest shall have become due and payable, shall, upon written request of the Issuer, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of such Note shall thereafter look only to the Issuer for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

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                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers duly authorized as of the day and year first above written.

                        IROQUOIS GAS TRANSMISSION SYSTEM, L.P., as the Issuer

                        By:    Iroquois Pipeline Operating Company, its Agent


                        By:     /s/ Paul Bailey
                           ----------------------------------------------------
                             Name:  Paul Bailey
                             Title: Vice President and Chief Financial Officer


                        By:     /s/ Craig R. Frew
                           ----------------------------------------------------
                             Name:  Craig R. Frew
                             Title: President


                        THE CHASE MANHATTAN BANK,
                        as Trustee


                        By:     /s/ Denise S. Moore
                           ----------------------------------------------------
                             Name:  Denise S. Moore
                             Title: Assistant Treasurer

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                                    EXHIBIT A

                            SUBORDINATION PROVISIONS



The unsecured affiliate indebtedness evidenced by this instrument (herein called the "Affiliate Subordinated Debt") is subordinated and subject in right of payment to the prior payment in full of all Senior Debt Obligations (as hereinafter defined) of Iroquois Gas Transmission System, L.P., a limited partnership formed under the laws of the State of Delaware (the "Issuer"). Each holder of this instrument, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.

All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Indenture, dated as of May 30, 2000 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Indenture"), between the Issuer and The Chase Manhattan Bank, as trustee (the "Trustee").

The term "Senior Debt Obligations", as used herein, shall include all loans, advances, debts, liabilities and obligations, howsoever arising (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, "Obligations") of the Issuer now or hereafter existing in respect of Senior Debt and any amendments, modifications, deferrals, renewals or extensions of any such Senior Debt, or of any notes or evidences of indebtedness heretofore or hereafter issued in evidence of or in exchange for any such Obligation, whether for principal, interest (including interest payable in respect of any such Obligations subsequent to the commencement of any proceeding against or with respect to the Issuer under any chapter of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), or any provision of corresponding bankruptcy, insolvency or commercial reorganization legislation of any other jurisdiction, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), fees, expenses or otherwise.

The term "Affiliate Subordinated Debt", as used herein, shall mean all Obligations of the Issuer owing to any Partner or an Affiliate of any Partner of the Issuer now or hereafter existing hereunder (whether created directly or acquired by assignment or otherwise), whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any bankruptcy proceeding described in the definition of Senior Debt Obligations, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

On and after the Initial Closing Date, no payment on account of principal, interest, fees, expenses or otherwise on this Affiliate Subordinated Debt shall be made by the Issuer in

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cash unless (a) full payment of all amounts then due and payable on all Senior
Debt Obligations has been made, (b) such payment would be permitted by the Indenture, (c) each of the conditions set forth in Section 6.2(e) of the Indenture has been satisfied and (d) immediately after giving effect to such payment, there shall not exist any Default or Event of Default. Any such payment permitted pursuant to this paragraph is hereinafter referred to as a "Permitted Payment". For the purposes of these provisions, no Senior Debt Obligations shall be deemed to have been paid in full until the obligee of such Senior Debt Obligations shall have indefeasibly received payment in full in cash.

Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all principal, premium and interest and all other amounts due or to become due upon all Senior Debt Obligations shall first be paid in full before the holders of the Affiliate Subordinated Debt shall be entitled to retain any assets so paid or distributed in respect of the Affiliate Subordinated Debt (or principal, premium, interest or otherwise) and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the holders of the Affiliate Subordinated Debt would be entitled, except as otherwise provided herein, shall be paid pro rata among the holders of Senior Debt Obligations by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Affiliate Subordinated Debt if received by them. So long as any Senior Debt Obligations are outstanding, the holder of this instrument shall not commence, or join with any creditor other than the holders of the Senior Debt Obligations in commencing, or directly or indirectly causing the Issuer to commence, or assist the Issuer in commencing, any proceeding referred to in the preceding sentence.

The holder of this instrument hereby irrevocably authorizes and empowers (without imposing any obligation on) each Senior Party and such Senior Party's representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Senior Party's ratable share of the full amount of the Affiliate Subordinated Debt evidenced by this instrument in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Senior Party's ratable share of the full amount of the Affiliate Subordinated Debt at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Affiliate Subordinated Debt evidenced by this instrument or otherwise, as such Senior Party's representatives may deem necessary or desirable for the enforcement of the subordination provisions of this instrument. The holder of this instrument shall execute and deliver to each Senior Party and such holder's representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be


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reasonably requested by such holder or such holder's representatives in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of the Affiliate Subordinated Debt evidenced by this instrument.

The holder of this instrument shall not, without the prior written consent of the Senior Parties, have any right to accelerate payment of, or institute any proceeding to enforce, the Affiliate Subordinated Debt so long as any Senior Debt Obligations are outstanding, unless and until the holders of all Senior Debt Obligations have accelerated payment thereof and commenced proceedings to enforce such Senior Debt Obligations.

After the payment in full of all amounts due in respect of Senior Debt Obligations, the holder or holders of the Affiliate Subordinated Debt shall be subrogated to the rights of the Senior Parties to receive payments or distributions of cash, property or securities of the Issuer applicable to Senior Debt Obligations until the principal of, premium on, interest on and all other amounts due or to become due with respect to the Affiliate Subordinated Debt shall be paid in full subject to the terms and conditions of the Affiliate Subordinated Debt or of any agreement among the holders of the Affiliate Subordinated Debt and other Affiliate Subordinated Debt of the Issuer.

If any payment (other than a Distribution permitted pursuant to Section 6.2(e) of the Indenture) or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the holder of the Affiliate Subordinated Debt in such capacity before all Senior Debt Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over pro rata among the holders of Senior Debt Obligations, for application to the payment in full of Senior Debt Obligations, until all Senior Debt Obligations shall have been paid in full.

Nothing contained in this instrument is intended to or shall impair as between the Issuer, its creditors (other than the Senior Parties) and the holders of the Affiliate Subordinated Debt, the Obligations of the Issuer to pay to the holders of the Affiliate Subordinated Debt, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Affiliate Subordinated Debt and creditors of the Issuer (other than the Senior Parties).

The holders of the Senior Debt Obligations shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Issuer.

The holder of this instrument agrees to execute and deliver such further documents and to do such other acts and things as the Senior Parties may reasonably request in order fully to effect the purposes of these subordination provisions. Each holder of this instrument by its acceptance hereof authorizes and directs the Trustee on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints the Trustee as its attorney-in-fact for any and all such purposes.

The subordination effected by these provisions, and the rights of the Senior Parties, shall not be affected by (i) any amendment of, or addition or supplement to, the Indenture, any

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other Senior Debt Agreement, or any other document evidencing Senior Debt
Obligations, (ii) any exercise or nonexercise of any right, power or remedy under or in respect to the Indenture, any other Senior Debt Agreement, or any other document evidencing or securing Senior Debt Obligations or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of the Indenture, any other Senior Debt Agreement, or any other document evidencing Senior Debt Obligations; whether or not any holder of any Affiliate Subordinated Debt shall have had notice or knowledge of any of the foregoing.

No failure on the part of any Senior Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor all any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

The holder of this instrument and the Issuer each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt Obligations and these terms of subordination and any requirement that any Senior Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Issuer or any other Person.

These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt Obligations is rescinded or must otherwise be returned by any Senior Party upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until the payment in full of the Senior Debt Obligations, (ii) be binding upon the holder of this instrument, the Issuer and its successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, each Senior Party. Without limiting the generality of the foregoing clause (iii), the Senior Party may assign or otherwise transfer all or any portion of its rights and obligations under all or any of the Senior Debt Agreements to any other Person (to the extent permitted by the Senior Debt Agreements), and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Party herein or otherwise.

This instrument shall be governed by and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

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


                                  SCHEDULE 1.1

                                   Investments

Bankers Trust -- Bankers Trust Institution Cash Management Fund

Chase Vista Funds-- US Government Money Market Fund (CMB- Indy Trading)